UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

DYNAVAX TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY – SUBJECT TO COMPLETION

DYNAVAX TECHNOLOGIES CORPORATION

2100 Powell Street, Suite 900
Emeryville, California 94608

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Dynavax Technologies Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held virtually on May 28, 2020, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/DVAX2020. The Annual Meeting will be held online only and you will not be able to attend the Annual Meeting in person. You will be able to vote your shares electronically by Internet or by phone and submit questions online during the Annual Meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied our proxy materials. Online check-in will begin at 8:45 a.m. Pacific Time and should allow ample time for the check-in procedures. The Annual Meeting is being convened for the following purposes:

1.	To elect our three nominees for Class II directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.
To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 139,000,000 to 278,000,000.

3.
To approve an amendment and restatement of the Dynavax Technologies Corporation 2018 Equity Incentive Plan (the “2018 EIP”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2018 EIP by 7,600,000.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

6.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

These items of business are more fully described in the accompanying Proxy Statement.

The record date for the Annual Meeting is April 6, 2020 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to Be Held Virtually at 9:00 a.m., Pacific Time, on May 28, 2020 at www.virtualshareholdermeeting.com/DVAX2020.

The Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2019 are available at www.proxyvote.com.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

Steven N. Gersten
Secretary

Emeryville, California
April          , 2020

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the virtual Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the Internet or by phone as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy card or over the Internet or by phone, you may still vote electronically during the Annual Meeting.

DYNAVAX TECHNOLOGIES CORPORATION
2100 Powell  Street, Suite 900
Emeryville, California 94608

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 28, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have sent you the proxy notice because the Board of Directors (the “Board”) of Dynavax Technologies Corporation (the “Company,” “Dynavax,” “we” or “us”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”).

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report, we have decided to provide access to these materials via the Internet. Accordingly, on or about April 17, 2020, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to stockholders of record as of April 6, 2020 (the “Record Date”), and will have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials as follows:

•	by telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	by Internet: go to www.proxyvote.com and follow the instructions; or

•	by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and insert the 16-Digit Control Number located in your Notice in the subject line.

Please note that you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote before the Annual Meeting by Internet, by phone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time.

Will I receive any proxy materials by mail other than the Notice?

No, you will not receive any other proxy materials by mail unless you request a paper copy of the proxy materials.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually on May 28, 2020 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/DVAX2020. The Annual Meeting will be held online only. During the meeting, you will be able to vote your shares electronically by Internet and submit questions online by logging in to the website listed above using the 16-digit control number included in the Notice, or you may vote before the meeting by using a proxy card that you may request or that we may elect to deliver at a later time. You may also vote by phone before the meeting by calling 1-800-690-6903. Online check-in for the Annual Meeting will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You may submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DVAX2020. We will respond to as many appropriate inquiries at the Annual Meeting as time allows.

You may vote your shares electronically before the meeting by Internet, by phone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time, and you do not need to access the virtual Annual Meeting to vote if you submitted your vote via Internet, phone or proxy card in advance of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 87,599,440 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by Internet before or during the Annual Meeting, or before the Annual Meeting by using a proxy card that you may request or that we may elect to deliver at a later time. You may also vote by phone before the meeting by calling 1-800-690-6903. Whether or not you plan to attend, we urge you to fill out and return the proxy card or vote by Internet or by phone before the Annual Meeting to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. Simply follow the voting instructions in such notice to ensure that your vote is counted. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.

What am I voting on?

We are asking you to vote on five proposals:

1.	To elect our three nominees for Class II directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.
To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 139,000,000 to 278,000,000.

3.
To approve an amendment and restatement of the Dynavax Technologies Corporation 2018 Equity Incentive Plan (the “2018 EIP”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2018 EIP by 7,600,000.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

Why are we proposing to increase the authorized number of shares of common stock pursuant to Proposal 2?

We desire to have additional shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or product candidates through the acquisition of other businesses or products; and other purposes related to our business. The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management.

What is the Board’s recommendation?

The Board recommends that you vote “For” each of the five proposals.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by Internet before or during the Annual Meeting, by phone before the Annual Meeting or by proxy before the Annual Meeting using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote by phone, call 1-800-690-6903 free of charge and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 27, 2020 to be counted.

•
To vote through the Internet before the meeting, go to www.proxyvote.com and follow the on-screen instructions to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 27, 2020 to be counted.

•	To vote through the Internet during the meeting, please visit www.virtualshareholdermeeting.com/DVAX2020 and have available the 16-digit control number included in your Notice.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a notice containing voting instructions from that organization rather than from Dynavax. Simply follow the voting instructions in such notice to ensure that your vote is counted. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote before the Annual Meeting by phone or by using a proxy card that you may request or that we may elect to deliver at a later time, or through the Internet before or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable stock exchange deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 3 or 4 without your instructions, but may vote your shares on Proposals 2 and 5.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted:

•	Proposal 1: “For” election of our three nominees as Class II directors.

•
Proposal 2: “For” approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 139,000,000 to 278,000,000;

•
Proposal 3: “For” approval of an amendment and restatement of the 2018 EIP to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2018 EIP by 7,600,000;

•	Proposal 4: “For” advisory approval of executive compensation; and

•	Proposal 5: “For” ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•
You may submit a later-dated vote by telephone by calling 1-800-690-6903. You will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time on May 27, 2020 to be counted.

•	You may grant a subsequent proxy through the Internet. You will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

•	You may send a timely written notice that you are revoking your proxy to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608.

•
You may virtually attend the Annual Meeting and vote by Internet by visiting www.virtualshareholdermeeting.com/DVAX2020. To attend the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone vote or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Agent

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 18, 2020 to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608. However, if our 2021 Annual Meeting of Stockholders is not held between April 28, 2021, and June 27, 2021, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, you must do so no later than the close of business on March 1, 2021, and no earlier than the close of business on January 28, 2021. However, if our 2021 Annual Meeting of Stockholders is not held between April 28, 2021, and June 27, 2021, then you must submit your proposal (or director nomination) not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

How many votes are needed to approve each proposal?

•
Proposal 1: to elect our three nominees for Class II directors, the three nominees receiving the most “For” votes from the holders of shares present (either in person or represented by proxy) and cast for the election of directors will be elected. Only votes “For” will affect the outcome of the vote; “Withhold” votes will have no effect on the outcome of the vote. However, if a nominee receives a greater number of “Withhold” votes than “For” votes, such nominee will submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our Majority Vote Policy discussed in more detail in the section entitled “Corporate Governance – Majority Vote Policy” in this proxy statement.

•
Proposal 2: to approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 139,000,000 to 278,00,000, such amendment must receive “For” votes from the holders of a majority of the Company’s outstanding shares entitled to vote on the matter. If you are a stockholder of record and return a signed and dated proxy card without providing specific voting instructions on Proposal 2, or do not specify your vote on Proposal 2 when voting using the Internet or by phone, your shares will be voted “For” Proposal 2 in accordance with the recommendations of the Board. Abstentions and broker non-votes will have the same effect as “Against” votes. We believe that Proposal 2 is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 2, your broker or nominee will have the discretion to vote your shares on Proposal 2. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on Proposal 2 in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 2 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 2. While we do not expect any broker non-votes on Proposal 2, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as an “Against” vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

•
Proposal 3: to approve an amendment and restatement of the 2018 EIP to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2018 EIP by 7,600,000, such amendment and restatement must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
Proposal 4: to approve, on an advisory basis, the compensation of the Company’s named executive officers, such advisory approval must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
Proposal 5: to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2020, such ratification must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. However, as Proposal 5 is considered a “routine” matter, we do not expect to receive any broker non-votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 87,599,440 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.

What proxy materials are available on the Internet?

The 2020 proxy statement and 2019 Annual Report on Form 10-K are available at http://investors.dynavax.com/annuals-proxies.cfm.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board presently has seven members. There are three Class II directors whose term of office expires in 2020: Daniel L. Kisner, M.D., Natale Ricciardi, and Ryan Spencer, each of whom is a nominee for director and currently a director of the Company. Dr. Kisner and Mr. Ricciardi were previously elected by the stockholders in 2017. Upon effectiveness of his appointment as the Company’s Chief Executive Officer and upon recommendation of the Nominating and Corporate Governance Committee of the Company, on December 12, 2019, the Board appointed Mr. Spencer to serve as a Class II Director. If each nominee is elected at the Annual Meeting, each of these nominees will serve until the 2023 Annual Meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. We have a policy encouraging our directors’ attendance at our annual meetings. There were five directors in attendance at our 2019 Annual Meeting, which does not include Mr. Spencer, who also attended although he was not a director at that time.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore anticipate that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than “For” votes. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see the section entitled “Corporate Governance – Majority Vote Policy.” If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Set forth below is certain biographical information as of April 6, 2020, for the nominees and each person whose term as a director will continue after the Annual Meeting.

Name	Age	Position
Francis R. Cano, Ph.D.	75	Director
Andrew Hack, M.D., Ph.D.	46	Director
Daniel L. Kisner, M.D.	73	Director
Arnold L. Oronsky, Ph.D.	80	Director
Peggy V. Phillips	66	Director
Natale Ricciardi	71	Director
Ryan Spencer	42	Director and Chief Executive Officer

CLASS II DIRECTOR NOMINEES

Daniel L. Kisner, M.D.

Dr. Kisner has been a member of our Board since July 2010. From 2003 to 2010, Dr. Kisner served as a partner at Aberdare Ventures and prior to that as President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Additionally, he is currently serving on the boards of Conatus Pharmaceuticals, Inc., a biotechnology company, and Zynerba Pharmaceuticals, a biotechnology company. Dr. Kisner previously served as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company, until March 2015, and as a director of Lpath, Inc., a medical device company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University.  Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy of the Company and qualifies him to be nominated as a director.

Natale Ricciardi

Mr. Ricciardi has been a member of our Board since June 2013. Mr. Ricciardi spent his entire 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing, and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Mr. Ricciardi maintained responsibility for global manufacturing activities from 2004 through 2011. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group.  Mr. Ricciardi serves on the board of directors of Prestige Consumer Healthcare, Inc., a public company that sells, manufactures and distributes consumer healthcare products.  He also serves on the board of directors of Rapid MicroBiosystems, Inc., a private company that provides automated, growth-based, rapid microbial detection technology. He is currently on the Strategic Advisory Board of HealthCare Royalty Partners.  Mr. Ricciardi served on the boards of the National Association of Manufacturers and Mediacom Communications Corporation until its privatization in 2011.  Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University. Our Board believes Mr. Ricciardi’s 39-year career at Pfizer Inc., a leading pharmaceutical company, including as a member of the Pfizer Executive Leadership Team and direct responsibility for all of Pfizer’s internal supply organization, including global manufacturing, provides the Board with insights for reviewing the operations of the Company and qualifies him to serve as a director.

Ryan Spencer

Mr. Spencer has been a member of our Board since December 2019. Mr. Spencer joined Dynavax in 2006 and has served as our Chief Executive Officer since December 2019, and as interim co-President between May and December 2019. At the time of his appointment as interim co-President in May 2019, Mr. Spencer served as Senior Vice President, Commercial where he was instrumental in leading the launch and commercialization of HEPLISAV-B. Throughout his time at Dynavax since November 2006, Mr. Spencer has held a variety of positions with increasing responsibility, building from a foundation in corporate finance to business strategy and investor relations, including Senior Director Strategic Planning until his promotion in September 2016 to Senior Product Director, followed by promotions in February 2017 to Vice President Corporate Strategy & Commercialization and in May 2019 to Senior Vice President, Commercial.  Prior to joining Dynavax, Mr. Spencer was the Assistant Controller at QRS Corporation, a publicly-held technology company, and was a member of the audit practice at Ernst & Young. Mr. Spencer earned a B.A. in Business Economics from University of California, Santa Barbara. Our Board believes that Mr. Spencer’s prior experience, including his financial and commercialization experience, his tenure at Dynavax and his role as a Chief Executive Officer qualifies him to be nominated as a director.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Arnold L. Oronsky, Ph.D.

Dr. Oronsky has been a member of our Board since November 1996. Dr. Oronsky has been a managing director with InterWest Partners, a venture capital firm, since 2009. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky currently serves on the board of directors of KalVista Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. Dr. Oronsky also served on the board of directors of MacroGenics, Inc., a biopharmaceutical company, from 2000 to 2014, Applied Genetic Technologies Corporation, a biotechnology company, from November 2003 until August 2017, and Tesaro, Inc., an oncology-focused biopharmaceutical company from June 2011 until May 2018. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University. The Board believes that Dr. Oronsky’s significant experience in growing and developing life sciences companies, particularly in the immunology area, provides significant leadership and insights for the Board in defining the strategy of the Company and qualifies him to serve as a director.

Francis R. Cano, Ph.D.

Dr. Cano was appointed to our Board in November 2009. Dr. Cano has been President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, since 1996 and also serves on the board of Biomerica, Inc., a developer and manufacturer of diagnostic products. Previously, Dr. Cano served on the board of Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza vaccine from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, including as its Vice President and General Manager of the Biologicals unit. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development and qualifies him to serve as a director.

Peggy V. Phillips

Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips served on the board of directors of several biopharmaceutical companies: PhaseRx, Inc. from 2016 to 2018, Tekmira Pharmaceuticals from 2014 to 2015, Portola Pharmaceuticals from 2006 to 2013, as well as the Naval Academy Foundation from 2003 to 2011. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as its Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As Senior Vice President for Pharmaceutical Development and General Manager for Enbrel ® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho. The Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company and qualifies her to serve as a director.

CLASS I DIRECTOR CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Andrew Hack, M.D., Ph.D.

Dr. Hack has served as a member of our Board of Directors since August 2019. Dr. Hack serves as a Managing Director of Bain Capital Life Sciences, L.P.  Before joining Bain Capital, Dr. Hack was the Chief Financial Officer of Editas Medicine, Inc., a gene editing company, from July 2015 to March 2019. Prior to joining Editas, from May 2011 to June 2015, Dr. Hack was a portfolio manager at Millennium Management LLC, an institutional asset manager, or Millennium, where he ran a healthcare fund focused on biotechnology, pharmaceutical, and medical device companies. Before joining Millennium, Dr. Hack was a healthcare analyst at HealthCor Management, L.P., a registered investment advisor, or HealthCor, from December 2008 to May 2011. Prior to HealthCor, Dr. Hack served as a healthcare analyst for hedge fund Carlyle-Blue Wave Partners and as principal of the MPM BioEquities Fund, a hedge fund that was affiliated with MPM Capital. Dr. Hack began his investment career covering the biotechnology sector at investment banks Banc of America Securities LLC and Rodman & Renshaw, LLC. Previously, Dr. Hack was Director of Life Sciences and co-founder of Reify Corporation, a life science tools and drug discovery company. Dr. Hack serves as a director of Allena Pharmaceutical, Inc., a biopharmaceutical company, and Mersana Therapeutics, Inc., a clinical stage biopharmaceutical company. Dr. Hack received his B.A. in biology with special honors from the University of Chicago, where he also received his M.D. and Ph.D. We believe Dr. Hack’s financial background and extensive and diverse experience in the life sciences industry qualify him to serve on our Board of Directors.

PROPOSAL 2

AMENDMENT TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

The Board is requesting stockholder approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the authorized number of shares of common stock from 139,000,000 to 278,000,000 (the “Charter Amendment”). This description is qualified by the full text of the Charter Amendment that is attached as Appendix A to this proxy statement.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Stockholders have no preemptive rights to acquire shares of common stock issued by the Company under its Charter. This means that current stockholders do not have a right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The issuance of additional shares of our common stock, or the perception that additional shares may be issued, may adversely affect the market price of our common stock. The additional shares of common stock authorized by the approval of this Proposal 2 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Charter, applicable law, regulatory agencies or the rules of the Nasdaq Stock Market. In addition to the 87,599,440 shares of common stock outstanding on April 6, 2020, there were:

•	5,841,250 shares of common stock reserved for future issuance upon the exercise of outstanding warrants;
•	4,840,000 shares of common stock reserved for future issuance upon the conversion of outstanding shares of our Series B Preferred Stock;
•	359,264 shares of common stock reserved for future issuance under the Company’s Amended and Restated 2014 Employee Stock Purchase Plan; and
•	11,892,001 shares of common stock reserved for future issuance under the Company’s 2018 EIP.

The above list does not include shares of our common stock reserved for future issuance under our At Market Sales Agreement with Cowen and Company, LLC entered in November 2017 (the “2017 ATM Agreement”).

We have financed our operations and internal growth primarily through public offerings and private placements of our common stock and funding from collaborations and government grants. We do not currently have any commitments for future external funding and, until we can generate a sufficient amount of product revenue, which we may never do, we expect to finance future cash needs through one or more of the following: public or private equity offerings; debt financings; collaboration and licensing arrangements, which often involve the possibility of an equity investment; and interest income earned on the investment of our cash and short-term investments.

Although the Board has no immediate plans to issue the additional shares of common stock to be authorized by the adoption of the amendment, it desires to have the shares available to provide additional flexibility to use its common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. For example, we will need to raise substantial additional funds to, among other things, finance our operations and the ongoing commercial activities for our product HEPLISAV-B®. Thus, we will need to obtain significant amounts of additional capital and the additional shares may be used for a financing if we have an appropriate opportunity. Although we may pursue other sources of funding, such as corporate collaborations and partnerships, if we are not successful with these efforts or if our Board otherwise determines that a financing through issuing additional shares is attractive, we want to be in a position to act quickly depending on market conditions. If this Proposal 2 is not approved by our stockholders, it is possible that financing alternatives for the Company may be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel, and if this Proposal 2 is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals.

If our stockholders do not approve this Proposal 2, we may not be able to access the capital markets; complete corporate collaborations or partnerships; attract, retain and motivate employees; or pursue other business opportunities integral to our growth and success.

Our Board believes that the proposed increase in authorized common stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, flexibility has allowed us to pursue a number of strategic and financing transactions. For example, in August 2019, we sold 18,525,000 shares of common stock, 4,840 shares of Series B Preferred Stock and warrants to purchase an aggregate of 5,841,250 shares of common stock in an underwritten public offering. Total net proceeds from the offering were approximately $65.6 million. In addition, for the year ended December 31, 2019, we received net cash proceeds of $13.9 million from sales of 1,386,906 shares of our common stock under the 2017 ATM Agreement. As of December 31, 2019, $118.6 million of common stock remained available for sale under the 2017 ATM Agreement. Subsequent to December 31, 2019 and through March 11, 2020, we sold 2,180,266 shares of common stock for net proceeds of $11.7 million under the 2017 ATM Agreement. Unless our stockholders approve this Proposal 2, we will not have sufficient unissued and unreserved authorized shares of common stock to engage in similar transactions or to meet exigent needs to implement new or revised equity compensation arrangements in the future.

The proposed Charter Amendment could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management of the Company. Additionally, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If this Proposal 2 is approved, the Charter Amendment will become effective upon filing with the Secretary of State of the State of Delaware and the authorized shares would be available for issuance. No further stockholder authorization would be required prior to the issuance of such shares by the Company, except where stockholder approval is required under Delaware corporate law or Nasdaq rules.

Vote Required

The Charter Amendment must receive “For” votes from the holders of a majority of the Company’s outstanding shares entitled to vote. A stockholder of record that returns a signed and dated proxy card without providing specific voting instructions on Proposal 2, or does not specify such vote on Proposal 2 when voting using the Internet or by phone, such shares will be voted “For” Proposal 2 in accordance with the recommendations of the Board. Abstentions and broker non-votes will have the same effect as “Against” votes. We believe that Proposal 2 is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 2, your broker or nominee will have the discretion to vote your shares on Proposal 2. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on Proposal 2 in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 2 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 2. While we do not expect any broker non-votes on Proposal 2, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as an “Against” vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

The Board is requesting stockholder approval of an amendment and restatement of the Dynavax Technologies Corporation 2018 Equity Incentive Plan (the “2018 EIP”). We refer to such amendment and restatement of the 2018 EIP in this proxy statement as the “Amended 2018 EIP”.

The Amended 2018 EIP contains the following material changes from the 2018 EIP:

•
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2018 EIP will not exceed 15,040,250 shares (plus the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time), which is an increase of 7,600,000 shares over the aggregate number of shares of our common stock that may be issued under the 2018 EIP.

•
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2018 EIP will be 17,600,000 shares, which is an increase of 7,600,000 shares over the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the 2018 EIP.

Why We Are Asking Our Stockholders to Approve the Amended 2018 EIP

We are seeking stockholder approval of the Amended 2018 EIP to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards by 7,600,000 shares, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent.

Our stockholders’ approval of the Amended 2018 EIP will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board or Compensation Committee. The Amended 2018 EIP will also allow us to further utilize a broad array of equity incentives in order to secure and retain the services of our employees and directors, and to continue to provide long-term incentives that align the interests of our employees and directors with the interests of our stockholders.

Stockholder Approval

If this Proposal 3 is approved by our stockholders, the Amended 2018 EIP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the Amended 2018 EIP will not become effective and the 2018 EIP will continue in its current form.

Why You Should Vote for the Amended 2018 EIP

The Amended 2018 EIP Combines Compensation and Governance Best Practices

The Amended 2018 EIP includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•
Stockholder approval is required for additional shares.  The Amended 2018 EIP does not contain an annual “evergreen” provision. The Amended 2018 EIP authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•	Repricing is not allowed. The Amended 2018 EIP prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•
No discounted stock options or stock appreciation rights.  All stock options and stock appreciation rights granted under the Amended 2018 EIP must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
Reasonable share counting provisions.  In general, when awards granted under the Amended 2018 EIP lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, any shares received from the exercise of stock options or withheld for taxes will not be returned to our share reserve.

•
Minimum vesting requirements.  The Amended 2018 EIP provides that no award may vest until at least 12 months following the date of grant of such award, except that shares up to 5% of the share reserve of the Amended 2018 EIP may be issued pursuant to awards that do not meet such vesting requirements.

•
Limit on non-employee director compensation.  The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under the Amended 2018 EIP and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.

•
Restrictions on dividends.  The Amended 2018 EIP provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

•
Award vesting upon a corporate transaction or change in control.  The Amended 2018 EIP provides that if a corporate transaction or change in control (each, a “Transaction”) occurs and the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2018 EIP and/or any Prior Plan (i.e., the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 EIP”) or the Dynavax Technologies Corporation 2017 Inducement Award Plan), or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the Transaction, the vesting of such awards will be accelerated in full (and with respect to performance stock awards, vesting will be deemed to be satisfied at the target level of performance).

Overhang

The following table provides certain information regarding our equity incentive program.

As of April 6, 2020
Total number of shares of common stock subject to outstanding stock options	9,279,122
Weighted-average exercise price of outstanding stock options	$12.62
Weighted-average remaining term of outstanding stock options	4.57 years
Total number of shares of common stock subject to outstanding full value awards	2,183,310
Total number of shares of common stock available for grant under the 2018 EIP(1)	429,569
Total number of shares of common stock outstanding	87,599,440
Per-share closing price of common stock as reported on Nasdaq Capital Market	$3.25

(1)	As of April 6, 2020, there were no shares of common stock available for grant under any of our other equity incentive plans.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

We continue to believe that equity incentive awards such as stock options and restricted stock unit awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. In addition, the vesting of some of our equity awards granted to our named executive officers are contingent on meeting pre-defined performance criteria, thereby ensuring alignment with value creation.

The following table shows our responsible historical dilution and burn rate percentages.

As of December 31	2019	2018	2017
Full Dilution(1)	15.39%	16.31%	14.92%
Gross Burn Rate (as discussed in greater detail below)(2)	7.73%	4.75%	5.23%

(1)
Full Dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(weighted average common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common stock outstanding.

The Size of Our Share Reserve Increase Request Is Reasonable

If this Proposal 3 is approved by our stockholders, we will have 7,600,000 new shares available for grant after our Annual Meeting for a total of approximately 8,029,569 shares available for grant after our Annual Meeting (based on shares available under the 2018 EIP as of April 6, 2020) (plus the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time), and absent any unforeseen circumstances, we anticipate returning to stockholders for additional shares in 2022.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2019, 2018 and 2017.

	Fiscal Year 2019	Fiscal Year 2018	Fiscal Year 2017
Total number of shares of common stock subject to stock options granted	3,745,751	2,502,817	535,497
Total number of shares of common stock subject to full value awards granted	1,822,257	457,542	2,217,303
Weighted-average number of shares of common stock outstanding	72,023,571	62,361,828	52,613,215
Burn Rate	7.73%	4.75%	5.23%

Description of the Amended 2018 EIP

A summary of the principal features of the Amended 2018 EIP follows below. The summary is qualified by the full text of the Amended 2018 EIP that is attached as Appendix B to this proxy statement.

Purpose

The Amended 2018 EIP is designed to secure and retain the services of our employees and directors, provide incentives for our employees and directors to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees and directors may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The Amended 2018 EIP provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2018 EIP will not exceed 15,040,250 shares (which is the sum of (i) 140,250 shares (the number of unallocated shares that were available for grant under the 2011 EIP as of the effective date of the 2018 EIP), (ii) 5,000,000 additional shares that were reserved as of the effective date of the 2018 EIP, (iii) 2,300,000 shares that were approved at the 2019 Annual Meeting, and (iv) 7,600,000 newly requested shares), plus the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time.

The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under either of the Prior Plans: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock (collectively, the “Amended 2018 EIP Returning Shares”) will also become available again for issuance under the Amended 2018 EIP: (i) any shares subject to a stock award granted under the Amended 2018 EIP that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award granted under the Amended 2018 EIP that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award granted under the Amended 2018 EIP that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock will not become available again for issuance under the Amended 2018 EIP: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of a stock award granted under the Amended 2018 EIP or any Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Amended 2018 EIP or any Prior Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of a stock award granted under the Amended 2018 EIP or any Prior Plan; and (iv) in the event that a stock appreciation right granted under the Amended 2018 EIP or any Prior Plan is settled in shares, the gross number of shares subject to such award.

The number of shares of our common stock available for issuance under the Amended 2018 EIP will be reduced by: (i) one share for each share issued pursuant to an Appreciation Award granted under the Amended 2018 EIP; (ii) 1.28 shares for each share issued pursuant to a Full Value Award granted under the Amended 2018 EIP prior to May 30, 2019; and (iii) 1.40 shares for each share issued pursuant to a Full Value Award granted under the Amended 2018 EIP on or after May 30, 2019.

The number of shares of our common stock available for issuance under the Amended 2018 EIP will be increased by: (i) one share for each Prior Plans’ Returning Share or Amended 2018 EIP Returning Share subject to an Appreciation Award; (ii) 1.28 shares for each Prior Plans’ Returning Share or Amended 2018 EIP Returning Share subject to a Full Value Award that returns to the Amended 2018 EIP prior to May 30, 2019; and (iii) 1.40 shares for each Prior Plans’ Returning Share or Amended 2018 EIP Returning Share subject to a Full Value Award that returns to the Amended 2018 EIP on or after May 30, 2019.

Eligibility

All of our (including our affiliates’) employees and non-employee directors are eligible to participate in the Amended 2018 EIP and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2018 EIP only to our (including our affiliates’) employees.

As of April 6, 2020, we (including our affiliates) had approximately 235 employees and six non-employee directors.

Non-Employee Director Compensation Limit

The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under the Amended 2018 EIP and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.

Administration

The Amended 2018 EIP will be administered by our Board, which may in turn delegate authority to administer the Amended 2018 EIP to a committee. Our Board has delegated concurrent authority to administer the Amended 2018 EIP to our Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 3.

Subject to the terms of the Amended 2018 EIP, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2018 EIP, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2018 EIP.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2018 EIP, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Minimum Vesting Requirements

Under the Amended 2018 EIP, no award may vest until at least 12 months following the date of grant of such award, except that shares up to 5% of the share reserve of the Amended 2018 EIP may be issued pursuant to awards that do not meet such vesting requirements.

Dividends and Dividend Equivalents

The Amended 2018 EIP provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options

Stock options may be granted under the Amended 2018 EIP pursuant to stock option agreements. The Amended 2018 EIP permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended 2018 EIP may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2018 EIP may not exceed seven years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2018 EIP), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2018 EIP will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2018 EIP may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirements” above). Shares covered by different stock options granted under the Amended 2018 EIP may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2018 EIP in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2018 EIP other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2018 EIP is 17,600,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2018 EIP pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the Amended 2018 EIP may not exceed seven years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirements” above). The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2018 EIP.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2018 EIP pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2018 EIP pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Stock Awards

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

Performance goals under the Amended 2018 EIP will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial, regulatory, intellectual property, compliance or research objectives; and (xxxvii) any other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under our Annual Incentive Program; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2018 EIP. Subject to the terms of the Amended 2018 EIP (including the limitations described in “Minimum Vesting Requirements” above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback/Recoupment

Awards granted under the Amended 2018 EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2018 EIP; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction and Change in Control

The following provisions will apply to outstanding awards under the Amended 2018 EIP and any Prior Plan in the event of a corporate transaction (as defined in the Amended 2018 EIP and described below) or a change in control (as defined in the Amended 2018 EIP and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal 3, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the Amended 2018 EIP and/or any Prior Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding awards under the Amended 2018 EIP and/or any Prior Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Plan Administrator.

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2018 EIP and/or any Prior Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to performance stock awards, vesting will be deemed to be satisfied at the target level of performance) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2018 EIP and/or any Prior Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.

Notwithstanding the foregoing, in the event any outstanding award under the Amended 2018 EIP and/or any Prior Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.

Unless provided otherwise in the participant’s award agreement, in any other written agreement or plan with us or one of our affiliates, or in our director compensation policy, outstanding awards under the Amended 2018 EIP and any Prior Plan will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.

For purposes of the Amended 2018 EIP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the Amended 2018 EIP, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) over a period of 12 months or less, a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Plan Administrator has the authority to amend or terminate the Amended 2018 EIP at any time. However, except as otherwise provided in the Amended 2018 EIP or an award agreement, no amendment or termination of the Amended 2018 EIP may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain stockholder approval of any amendment to the Amended 2018 EIP as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2018 EIP after April 8, 2028, which is the tenth anniversary of the date the 2018 EIP was originally adopted by the Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2018 EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2018 EIP. The Amended 2018 EIP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2018 EIP provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2018 EIP will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.

New Plan Benefits under Amended 2018 EIP

Name and Position	Number of Shares
Ryan Spencer Chief Executive Officer and Director	(1)
Eddie Gray Former Chief Executive Officer and Director	(2)
David F. Novack President and Chief Operating Officer	(1)
Michael S. Ostrach Senior Vice President, Chief Financial Officer and Chief Business Officer	(1)
Robert Janssen, M.D. Senior Vice President and Chief Medical Officer	(1)
Robert L. Coffman, Ph.D. Former Senior Vice President and Chief Scientific Officer	(3)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(4)
All employees, including all current officers who are not executive officers, as a group	(1)

(1)
Awards granted under the Amended 2018 EIP to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 EIP, and our Board and our Compensation Committee have not granted any awards under the Amended 2018 EIP subject to stockholder approval of this Proposal 3. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2018 EIP are not determinable.

(2)
In May 2019, Mr. Gray submitted notice of his retirement from the Company, including the Board, effective August 1, 2019. Therefore, he is not eligible to receive any future awards under the Amended 2018 EIP.

(3)	In October 2019, Dr. Coffman submitted notice of his retirement from the Company, effective December 1, 2019. Therefore, he is not eligible to receive any future awards under the Amended 2018 EIP.
(4)
Awards granted under the Amended 2018 EIP to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 EIP. However, pursuant to our current compensation program for non-employee directors, the aggregate number of shares of our common stock subject to awards that will automatically be granted on an annual basis to all of our current directors who are not executive officers as a group will be as follows: (i) with respect to such awards to be granted on the date of the 2020 Annual Meeting, such aggregate number will be 143,750 shares (which consists of a stock option to purchase 25,000 shares of our common stock for each of our current non-employee directors, other than Dr. Hack (who was appointed to the Board on August 12, 2019 and, therefore, is only eligible to receive a stock option to purchase 18,750 shares of our common stock)); and (ii) with respect to such awards to be granted on the date of each Annual Meeting after the 2020 Annual Meeting, such aggregate number will be 150,000 shares (which consists of a stock option to purchase 25,000 shares of our common stock for each of our current non-employee directors). On and after the date of the 2020 Annual Meeting, any such stock options will be granted under the Amended 2018 EIP if this Proposal 3 is approved by our stockholders. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” below.

Awards Granted under the 2018 EIP

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2018 EIP as of April 6, 2020.

2018 Equity Incentive Plan

Name and Position	As of April 6, 2020 Number of Shares
Ryan Spencer Chief Executive Officer and Director	682,050
Eddie Gray Former Chief Executive Officer and Director	350,000
David F. Novack President and Chief Operating Officer	534,000
Michael S. Ostrach Senior Vice President, Chief Financial Officer and Chief Business Officer	240,000
Robert Janssen, M.D. Senior Vice President and Chief Medical Officer	260,000
Robert L. Coffman, Ph.D. Former Senior Vice President and Chief Scientific Officer	110,000
All current executive officers as a group	1,716,050
All current directors who are not executive officers as a group	165,000
Each nominee for election as a director:
Daniel L. Kisner, M.D.	30,000
Natale Ricciardi	30,000
Ryan Spencer	682,050
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	6,204,535

Vote Required

The affirmative vote of the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal 3. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Dynavax stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, which is commonly referred to as a “say-on-pay vote.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which results from our compensation philosophy, policies and practices as discussed in this proxy statement. The compensation of our named executive officers subject to the say-on-pay vote is described in the Compensation Discussion and Analysis, the accompanying tables, and the related narrative disclosure contained in this proxy statement.

Our Compensation Committee is responsible for designing and administering our executive compensation programs. Our Compensation Committee firmly believes that Dynavax’s executive compensation programs should reward our named executive officers for performance, and that when key performance objectives are not achieved, the compensation of our named executive officers should reflect as much. We believe that the compensation of our named executive officers, as disclosed in this proxy, reflects this philosophy. In addition, our Compensation Committee believes that the compensation programs for our named executive officers have been instrumental in helping Dynavax be able to attract, retain and motivate our executive team, thereby enabling our company to be in a position to move forward with our business strategy.

Our Board of Directors is now asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to Dynavax’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Overview, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is advisory and the outcome is not binding on our Board, the views expressed by our stockholders, whether through this vote or otherwise, are important to us. As a result, the Board and the Compensation Committee will carefully review the results of this vote, and they will consider these results in making future decisions about our executive compensation programs and arrangements.

Unless our Board modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, which are currently submitted to stockholders on an annual basis, the next advisory vote on the compensation of our named executive officers will be held at the 2021 annual meeting of stockholders.

Vote Required

Approval of this advisory proposal requires the affirmative vote of the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 4 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young has audited our financial statements since 2002. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Ernst & Young will have an opportunity to make a statement if it so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 5 is considered a “routine” matter, and therefore no broker non-votes are expected in connection with this Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

AUDIT FEES

In connection with the audit of our 2019 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for us.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018 by Ernst & Young, our principal auditors. The Audit Committee pre-approved all service fees described below.

	Fiscal Year Ended
	2019	2018
Audit Fees (1)	$1,475,391	$1,442,681
Tax Fees (2)	46,550	79,200
All Other Fees (3)	1,995	1,995
Total Fees	$1,523,936	$1,523,876

(1)
Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters. In each of 2018 and 2019, audit fees included fees related to a comfort letter in connection with an equity offering.

(2)	Tax fees include Section 382 study and other tax advisory services.
(3)	All other fees represent subscription fees for an online accounting research tool and related database.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an interim basis by the Audit Committee Chair, as needed and on a case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Audit Committee has determined that services rendered by Ernst & Young are compatible with maintaining the principal auditors’ independence.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 6, 2020:

Name	Age	Position
Ryan Spencer(1)	42	Chief Executive Officer and Director
David F. Novack	58	President and Chief Operating Officer
Michael S. Ostrach	68	Senior Vice President, Chief Financial Officer and Chief Business Officer
Robert Janssen, M.D.	66	Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs

(1)	Please see “Proposal 1 – Election of Directors” in this proxy statement for more information about Mr. Spencer.

David F. Novack – President and Chief Operating Officer

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality, served as an interim co-President between May and December 2019, and has served as our President and Chief Operating Officer since December 2019. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

Michael S. Ostrach – Senior Vice President, Chief Financial Officer and Chief Business Officer

Mr. Ostrach is our Senior Vice President, Chief Financial Officer and Chief Business Officer. Mr. Ostrach joined Dynavax in October 2006 as Vice President, Chief Business Officer and General Counsel, and became Principal Financial Officer in September 2013, Chief Financial Officer in March 2015 and Senior Vice President in February 2016. Mr. Ostrach held the position of Dynavax’s General Counsel from October 2006 to September 2015. From 2005 to 2006, he was Chief Operating Officer, Chief Financial Officer and General Counsel at Threshold Pharmaceuticals. From 1997 to 2004, Mr. Ostrach was at Kosan Biosciences, most recently as President and Chief Operating Officer. Mr. Ostrach began his corporate career at Cetus Corporation, where he served in several capacities between 1981 and 1991, initially as General Counsel and finally as Senior Vice President of Corporate Affairs and General Counsel. Following the acquisition of Cetus by Chiron Corporation in 1991, Mr. Ostrach became President of Chiron Technologies. He holds a B.A. from Brown University and a J.D. from Stanford Law School.

Robert Janssen, M.D. – Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs

Dr. Janssen was appointed Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs in January 2018. Dr. Janssen was appointed Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs in July 2013. He served as Dynavax’s Vice President, Medical Affairs since November 2012 and was previously Senior Director, Clinical Development at Dynavax from 2010 through 2012, during which time he was extensively involved with Phase 3 clinical development of HEPLISAV-B and its U.S. and European licensing applications. Prior to joining Dynavax, Dr. Janssen was Vice President, Medical Affairs at Gilead from 2008 to 2010 where he was responsible for oversight of physician and health care provider education focused on HIV and hepatitis B therapies. Until 2008, Dr. Janssen spent 23 years at the U.S. Centers for Disease Control and Prevention (“CDC”), most recently as the Director of the Division of HIV/AIDS Prevention from 2000 to 2008. Under his leadership, the CDC first explored HIV treatment as a mode of HIV prevention and launched several of the earliest Phase 3 trials of pre-exposure prophylaxis for HIV. Dr. Janssen received a Bachelor of Arts degree with Honors in Humanities from Stanford University and his M.D. degree from the University of Southern California. He is a neurologist with training in virology received at the University of Pennsylvania. Dr. Janssen has been the beneficiary of numerous honors and awards during his career. He has published over 130 scientific articles in a variety of journals and has served as a reviewer for leading scientific journals.

COMPENSATION OVERVIEW

Overview

This Compensation Overview discusses our executive compensation philosophy and practices and provides an overview of the Compensation Committee’s 2019 decisions for the following named executive officers (“NEOs”) whose compensation is set forth in the Summary Compensation Table and other related tables contained in this proxy statement:

•	Ryan Spencer, Chief Executive Officer and Director;

•	Eddie Gray, former Chief Executive Officer and Director;

•	David F. Novack, President and Chief Operating Officer;

•	Michael S. Ostrach, Senior Vice President, Chief Financial Officer and Chief Business Officer;

•	Robert Janssen, M.D., Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs; and

•	Robert L. Coffman, Ph.D., former Senior Vice President and Chief Scientific Officer.

Business Overview, Corporate Developments in 2019 and Early 2020 and Relationship to Executive Compensation

We are a commercial stage biopharmaceutical company focused on developing and commercializing novel vaccines. Our first commercial product, HEPLISAV-B® (Hepatitis B Vaccine (Recombinant), Adjuvanted), was approved by the United States Food and Drug Administration (“FDA”) in November 2017 for prevention of infection caused by all known subtypes of hepatitis B virus in adults age 18 years and older. We commenced commercial shipments of HEPLISAV-B in the U.S. in January 2018 and deployed our sales force in February 2018.  We have world-wide commercial rights to HEPLISAV-B.

For 2020, our business is focused on continued commercialization of HEPLISAV-B in the U.S., advancing our Marketing Authorization Application (“MAA”) for HEPLISAV-B in Europe, and developing novel vaccines using our proprietary adjuvant, CpG 1018, which was approved by the FDA as part of HEPLISAV-B.  We continue to explore strategic alternatives for our I/O assets.

Given that full commercialization of a new vaccine takes several years and the long product development cycles in our business, we believe delivery of long-term value to our stockholders is the best measure of our performance.

At the outset of 2019, our business strategy focused on: (1) continued commercialization of HEPLISAV-B, and (2) advancing our immuno-oncology (“I/O”) pipeline. In May of 2019, following a comprehensive analysis of our assets, strengths and opportunities, and taking into consideration investor feedback, we determined we should focus our resources on HEPLISAV-B, and wind down our I/O programs and seek strategic alternatives for these programs. We also announced that as a result of the adjustment in strategic focus, the Board and Company management decided to reduce our work force by approximately 36% (approximately 80 positions). At the same time, we announced that Eddie Gray would be retiring from his positions as Chief Executive Officer and Director of the Company, effective August 1, 2019, and that David Novack (Senior Vice President, Operations and Quality) and Ryan Spencer (Senior Vice President, Commercial), were appointed by the Board as interim Co-Presidents.  In December of 2019, following a search conducted by our Nominating and Corporate Governance Committee of internal and external Chief Executive Officer candidates, the Board appointed Ryan Spencer as Chief Executive Officer and as a director and David Novack as President and Chief Operating Officer. In December 2019, Dr. Robert Coffman, our Chief Scientific Officer, retired from Dynavax.

In addition to executing on our new strategic focus, Messrs. Spencer and Novack, our other NEOs, and our broader leadership team devoted substantial time and energy last year ensuring an orderly transition of the Company through the period of significant change, including managing execution of the reduction in force, the wind down of the I/O program, and other changes associated with the new strategic focus and associated needs, such as subletting to another party at a higher rent the new corporate headquarters we had previously planned to move into which included laboratory space we no longer needed, and finding and leading an orderly move to less costly corporate headquarters in Emeryville, California.

Currently, total U.S. gross sales for adult hepatitis B vaccines is over $400 million annually, but we believe the market opportunity for HEPLISAV-B in the United States may be up to approximately $700 million in gross sales annually. Our field sales force of approximately 60 people across 6 regions and 3 National Accounts is sized to cover approximately 25% of the total vaccine outlets, which we believe represent approximately 70% of hepatitis B vaccine sales in the U.S. We converted our previously contracted field sales team into full-time Dynavax employees on April 1, 2019. This was an important step to help ensure we retained the sales team and provided operational efficiencies.

In furtherance of the new strategic focus, our NEOs focused on executing our HEPLISAV-B business strategy by continuing work toward successful commercialization, bringing the field sales force in-house, further developing a distribution network, and ensuring that we achieved sufficient manufacturing capability to successfully meet demand and that such manufacturing was done in accordance with applicable quality requirements.  In addition, we recognized the importance of advancing our post-marketing safety study and initiating our study of the use of HEPLISAV-B in patients undergoing hemodialysis.  Our NEOs also focused on vaccine development and winding down our I/O program.

We believe it was a year of many positive developments for our Company that positioned us for future success. At the outset, the strategic reorganization around our vaccine business and the wind-down of our I/O program best positions the Company for the future.  For HEPLISAV-B, we continued the commercialization process with further significant strides by advancing it through the multiple-step decision-making process employed by institutional hepatitis B vaccine purchasers. We also made substantial progress in our post-marketing safety study, including announcing positive interim results in December 2019. Importantly, we demonstrated continued compliance with quality requirements.  Each of these developments served to lay a foundation for future commercial success for HEPLISAV-B through advocacy and adoption efforts.

Certain key events that occurred in our company in 2019 and early 2020 are summarized below.

HEPLISAV-B

For 2019, we note several key accomplishments pertaining to HEPLISAV-B. From a product sales perspective, we achieved annual product revenues of $34.6 million in 2019, as compared to $6.8 million in 2018.  In addition, we entered into collaborations with Sam’s Club and Albertsons which resulted in HEPLISAV-B becoming available in thousands of in-store pharmacies nationwide.  We also converted our contract sales force to employees to allow for enhanced collaboration and coordination.

In March 2019, the European Medicines Agency accepted our MAA for review of HEPLISAV-B.  This marked the beginning of the regulatory review process for HEPLISAV-B in the European Union. In addition, we exercised our option to draw down $75 million of non-dilutive capital under our existing term loan agreement with CRG Servicing LLC, a healthcare-focused investment firm.  This provided necessary funding to continue our commercialization of HEPLISAV-B, bring our contract field sales force in-house, and to meet other general business needs.

In May 2019, we announced the enrollment of the first patient in our open-label, single-arm study of HEPLISAV-B in adults with end-stage renal disease who are initiating or undergoing hemodialysis. The primary endpoints are to evaluate the immunogenicity induced by HEPLISAV-B at week 20 as measured by seroprotection rate and to evaluate the safety of HEPLISAV-B with respect to clinically significant adverse events.

In December 2019, we filed a report on a cumulative analysis (comprising both required interim analyses) of our post-marketing study of HEPLISAV-B for review by the FDA. The study is assessing the rates of occurrence of acute myocardial infarction (“AMI”) in persons receiving HEPLISAV-B compared with Engerix-B. The interim report assesses unadjudicated events of AMI. The event rates in this interim analysis were similar between the two treatment arms. The independent data monitoring committee concurred this analysis showed no evidence of an increase in AMI events in the HEPLISAV-B arm.  The study was initiated in August 2018 and will continue through November 2020.

FINANCING

In August 2019, we completed an underwritten public offering that provided proceeds of approximately $65.6 million, net of issuance costs of $4.5 million, including an investment of approximately $35 million by funds affiliated with Bain Capital Life Sciences Investors, LLC (“Bain Capital Life Sciences”).  In addition, we subsequently announced the appointment of Andrew A. F. Hack, M.D., Ph.D., a managing director at Bain Capital Life Sciences, to our Board.

CpG 1018 COLLABORATION ACTIVITY

CpG 1018 is the proprietary Dynavax adjuvant contained in HEPLISAV-B, which demonstrated higher rates of immunogenicity with lower doses compared to prior existing hepatitis-b vaccines.  With our strategic transformation to focus on our vaccine business, CpG 1018 represents a valuable asset of Dynavax.  Thus, we are seeking to leverage CpG 1018 to develop new and improved vaccines.  In March 2020, we announced collaborations with the University of Queensland, Clover Biopharmaceuticals, and the Coalition for Epidemic Preparedness Innovations to develop a vaccine for COVID-19 leveraging CpG 1018.  In addition, we have an on-going collaboration with Serum Institute of India, Ltd., the world’s largest vaccine manufacturer, to develop vaccines containing CpG 1018, including an improved pertussis vaccine.

I/O WIND-DOWN

We have wound down our I/O program, including decreasing R&D expenses in Q4 2019 to $12.3 million, as compared to $22.9 in Q4 2018, and are exploring options for the sale or transfer of our I/O assets.

Compensation Governance Highlights

What we do	What we do not do
☒ Design executive compensation program to align pay with performance	☒ No excessive change in control or severance payments (no cash severance multiplier greater than 1.75x base + target bonus)
☒ Prohibit hedging and discourage pledging by executive officers and directors (no pledging occurred in 2019)	☒ No repricing of underwater stock options without stockholder approval
☒ Grant equity awards with performance-based vesting of greater than one year	☒ No tax gross-ups
☒ Conduct an annual say-on-pay vote	☒ No perquisites
☒ Seek input from, listen to and respond to stockholders	☒ No guaranteed bonuses

Consideration of Our Prior Say-on-Pay Votes and Related Stockholder Engagement

In 2016, our Board of Directors adopted, and our stockholders approved, a policy that we would hold a say-on-pay vote on a yearly basis.  Since adjusting to an annual say-on-pay practice, we have experienced continued favorable voting results with our say-on-pay practices.  The results of the past three years’ voting have been over 85%, 95%, and 75% in fiscal years 2017, 2018, and 2019, respectively, of stockholders voting in favor of our pay practices.

We routinely seek and obtain feedback from our stockholders throughout the course of the year.  In addition, we seek feedback from the governance teams of our largest institutional stockholders each year pertaining to executive compensation.  In late 2019 and early 2020, we reached out to the governance teams, and we spoke with 100% of the stockholders that wanted to provide us with feedback at that time about our executive compensation practices.  During these discussions, which included an opportunity for detailed questions, none of our stockholders expressed any concerns about our executive compensation practices. The bulk of the stockholders, while appreciating the outreach, did not feel a need to talk at the time.  Additionally, we considered feedback from Institutional Shareholder Services and Glass Lewis. Based on the feedback, we made the following two changes: (1) we increased the percentage of our NEO’s performance-based equity compensation from 20% to 25%; and (2) we established performance goals that would be expected to take longer than a year to be completed, whereas in the past the NEO performance goals were expected to have a completion period of one year. These changes provide for an increased link between executive compensation and longer-term performance.  This is in addition to time-based stock options the value of which is determined by long-term stock performance.

Executive Compensation Philosophy and Objectives

We believe our NEOs’ compensation should align our executives’ success with that of our stockholders over the long-term through achievement of strategic corporate objectives that are fundamental to our business and that are intended to create long-term stockholder value. Our executive compensation programs are designed to be competitive with our peer group to enable us to attract, motivate, reward, and retain outstanding talent. Our compensation programs are based on the following key principles:

•	Link a significant proportion of pay with performance and the achievement of our strategic goals;

•	Align our executives’ interests with those of our stockholders through equity compensation;

•	Achieve a mix of overall compensation that is competitive in the industry in which we compete for executive talent; and

•	Recognize individual contributions, teamwork and corporate performance.

Compensation-Setting Process – 2019 Peer Group

Our Compensation Committee primarily uses relevant publicly disclosed market data for a general understanding of executive market compensation practices and our positioning within the market, including within our peer group. Our Compensation Committee believes that over-reliance on benchmarking could result in compensation that is unrelated to the value delivered by the NEOs because compensation benchmarking does not take the specific performance of the NEOs, or the performance of the Company, into account.

Our Compensation Committee does not have a specific target compensation level for the NEOs or otherwise use a formulaic approach to setting pay at a particular positioning within the market data; rather, the Compensation Committee reviews a range of market data reference points including relevant Radford Global Life Sciences survey data as well as data from the Company’s peer group with respect to total target cash compensation (including both base salary and the annual target performance bonus) and equity compensation (valued based on disclosed grant date fair value and also considered as shares as a percentage of total common shares outstanding) to support its compensation decisions.

For 2019 compensation decisions, our Compensation Committee approved a peer group of biotechnology companies at a similar stage of product development with which we compete for executive talent that were of similar size to the Company in terms of market capitalization, product portfolio, pipeline and number of employees. To align with our strategic plan at that time, which included commercialization of HEPLISAV-B and expansion of our pipeline with early clinical development in cancer immunotherapy, our peer group included companies that were:

•	Commercial-stage (italicized in the list below and representing approximately 57% of the companies in our peer group);

•	Both I/O and non-I/O focused; and

•	Had their own manufacturing operations.

The change in our peer group from 2018 to 2019 included removing seven companies for various reasons including market caps that were out of range or because such companies had been acquired.  The companies that were removed were Cytokinetics, Inc., Emergent BioSolutions, Inc., Nektar Therapeutics, Inc., Sarepta Therapeutics, Inc., Xenocor, Inc., and Ziopharm Oncology, Inc.  The following thirteen companies were added to the peer list: Acadia Pharmaceuticals, Inc., Acceleron Pharma Inc., Acorda Therapeutics Inc., Alder Biopharmaceuticals, Arcus Biosciences, Inc., Five Prime Therapeutics Inc., Halozyne Therapeutics, Inc., Insmed Incorporated, Momenta Pharmaceuticals, Inc., Pacira Biosciences, Inc., Portola Pharmaceuticals, Inc., The Medicines Company, and Theravance Biopharma, Inc. As of September 2018, which was shortly before the Compensation Committee approved the 2019 peer group, the companies in the 2019 peer group had market capitalizations ranging between $455 million to $3.3 billion and the median market capitalization of our peer group was $1.7 billion. At that time, our market capitalization was $1.1 billion. The following table lists our 2019 peer group.

•      Acadia Pharmaceuticals, Inc.
•      Acceleron Pharma Inc.
•      Acorda Therapeutics Inc.
•      Aduro Biotech, Inc.
•      Alder Biopharmaceuticals
•      Amicus Therapeutics, Inc.
•      Arcus Biosciences, Inc.
•      Array Biopharma, Inc.
•      Biocryst Pharmaceuticals, Inc.
•      ChemoCentryx, Inc.
•      Clovis Oncology, Inc.
•      Depomed, Inc.
•      Eagle Pharmaceuticals, Inc.

•      Epizyme, Inc.
•      Five Prime Therapeutics Inc.
•      Halozyne Therapeutics, Inc.
•      Heron Therapeutics, Inc.
•      Immunogen, Inc.
•      Insmed Incorporated
•      Macrogenics, Inc.
•      Momenta Pharmaceuticals, Inc.
•      Novavax Inc.
•      Pacira Biosciences, Inc.
•      Portola Pharmaceuticals, Inc.
•      Puma Biotechnology, Inc.
•      Repligen Corp.
• Supernus Pharmaceuticals, Inc. • TG Therapeutics, Inc. • The Medicines Company • Theravance Biopharma, Inc.

Elements of Executive Compensation

Our executive team continues to manage a changing and increasingly complex business. We strive to recognize these efforts by compensating our NEOs for the demands and risks associated with our business through three primary elements that are designed to reward performance in a simple and straightforward manner – base salaries, annual performance-based cash incentives and long-term equity awards. During our annual stockholder outreach, our key stockholders expressed support for the elements of our executive compensation program, including our continued use of stock options as one portion of long-term equity awards and continuing to grant a portion of long-term equity awards with performance-based vesting. As reflected in the chart below, we utilized performance-based vesting for a portion of our 2019 long-term equity awards.

The table below summarizes the purpose and key characteristics of each of our compensation elements.

Element	Purpose	Key Characteristics
Base Salary	Provides a fixed level of compensation for performing the essential elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk.
Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each NEO’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.

Annual Incentive Program
Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions.

Annual cash incentive based on corporate and individual performance compared to pre-established goals. At the beginning of the year, as has been our standard practice in prior years, our then-Chief Executive Officer’s annual incentive compensation was based entirely on corporate goals. Due to the Board’s appointment in December 2019 of our new Chief Executive Officer, and President and Chief Operating Officer, their 2019 annual incentive compensation is based on both corporate goals and individual goals set for them earlier in the year. For 2020, their annual incentive is based entirely on corporate goals.
Corporate goals focus on overarching objectives for the Company which will support long-term value, while individual objectives are aligned to corporate objectives and other strategic priorities of the Company.
Corporate goals are aligned with our business strategy and weighted by relative importance so that overall corporate achievement can be objectively measured.

Long-Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.
Stock options with an exercise price equal to the fair market value on the date of grant vesting over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price. If our stock price does not appreciate, there is no value realized. In determining the aggregate size of equity grants in any given year, the Compensation Committee generally considers the same factors described above under “Base Salaries” as well as the criticality of the executive to the long-term achievement of corporate goals.
In February 2019, except for Ryan Spencer, as further described below, 20% of our NEO’s annual grants were performance-based RSU awards vesting upon the Compensation Committee’s certification of achievement of pre-established performance goals discussed below.
From time to time, we may also use special grants of stock options to encourage retention or for other purposes as determined by the Board.

Long-Term Equity Incentives (RSUs)
Motivates executive officers to achieve our corporate objectives by tying compensation to the performance of our common stock over the long term and/or the achievement of business and clinical development goals over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility weighs on our stock price.

Restricted stock unit awards may vest based on continued service over a specified period of time and/or achievement of performance goals; the ultimate value realized varies with our common stock price.
From time to time, we may also use special RSU awards to encourage retention or for other purposes as determined by the Board.  No such RSUs were granted to NEOs in 2019.

Other Compensation	Our executive officers participate in the same benefits offered to all other employees, which promote employee health and welfare and assist in attracting and retaining our executive officers.
Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death, long-term care and disability insurance as well as a 401(k) plan with a Company matching contribution, and other plans and programs made available to all regular full-time employees.

Severance and Change in Control Benefits
Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.

Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of our Company as described below under “Potential Payments Upon Change in Control or Involuntary Termination.”

2019 Executive Compensation Decisions

Total Target Cash Compensation – Base Salaries and Target Bonus Percentages

When determining 2019 base salary and target bonus percentage adjustments, the Compensation Committee considered each individual’s performance and criticality, each individual’s industry experience and tenure, internal pay equity, and retention concerns. The Compensation Committee also reviewed a range of market data reference points (including the 10th, 25th, 50th, 60th, 75th and 90th percentiles of market and peer group data) with respect to total target cash compensation (including both base salary and the annual target performance bonus).

The Compensation Committee (and the board of directors, with respect to Mr. Gray) decided that for 2019 each NEO’s target bonus percentage would remain the same as in 2018 (which has not increased for any of our NEOs since 2013) and base salaries would be increased as shown in the table below. In determining NEO compensation, the Compensation Committee takes into account disclosed peer group as well as survey data; each NEO’s industry experience, expertise, and tenure with the Company; internal pay equity; and the Company’s annual salary budget.

Name	2019 Base Salary		% Increase from Prior Year	2019 Target Bonus
Ryan Spencer	$515,000	(1)	80%	50	%(2)
Eddie Gray	$640,000		3%	60%
David F. Novack	$495,000	(3)	23%	50	%(4)
Michael S. Ostrach	$450,872		3.5%	50%
Robert Janssen, M.D.	$453,333		3.5%	50%
Robert L. Coffman, Ph.D.	$495,212		2%	50%
(1) From January 1 until May 15, 2019 Mr. Spencer, in the role of Vice President, Corporate Strategy & Communication, had an annual base salary of $296,010.  On May 16, 2019, Mr. Spencer was promoted to the role of Senior Vice President, Commercial and his annual base salary increased to $360,000.  On May 21, 2019, Mr. Spencer received the interim appointment to the shared office of the President and he began receiving an additional monthly stipend of $6,500 for his interim role.  On December 16, 2019, Mr. Spencer was promoted to Chief Executive Officer and his base salary was increased to $515,000, and the additional monthly stipend of $6,500 was discontinued. Peer and market data were considered in connection with the base salary adjustments.

(2) From January 1, 2019, to May 15, 2019, Mr. Spencer’s target bonus was 40%, and from May 16, 2019 to December 31, 2019 his target bonus was 50%.  On January 1, 2020 Mr. Spencer’s target bonus increased to 60% to reflect his recent promotion to Chief Executive Officer.

(3) From January 1 until May 23, 2019, Mr. Novack, in the role of Senior Vice President, Operations, had an annual base salary of $413,750.  On May 21, 2019, Mr. Novack received the interim appointment to the shared office of the President and he began receiving an additional monthly stipend of $6,500 for his interim role. On December 16, 2019, Mr. Novack was promoted to President and Chief Operating Officer and his base salary increased to $495,000, and the additional monthly stipend of $6,500 was discontinued.

(4) From January 1, 2019 to December 31, 2019, Mr. Novack’s target bonus was 50%. On January 1, 2020 Mr. Novack’s target bonus was increased to 55% to reflect his recent promotion to President and Chief Operating Officer.

Long-Term Equity Incentive Awards

In making annual long-term equity incentive awards to our NEOs in early 2019, the Compensation Committee considered each NEO’s total options outstanding as of December 31, 2018, his performance during 2018, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards and each NEO’s percentage of ownership of the Company. The Compensation Committee also reviewed market and peer group data reference points (the 10th, 25th, 50th, 60th, 75th and 90th percentiles of the data) with respect to an approximation of grant date fair value and shares as a percentage of total common shares outstanding.  Additionally, the Compensation Committee considered the mix of stock options and RSUs granted in 2018. The Compensation Committee made final determinations based on its judgment in accordance with our pay-for-performance philosophy and the need to retain and motivate these highly experienced and essential members of our management team.

For 2019, the Compensation Committee (and the board of directors, with respect to Mr. Gray) determined to grant each NEO’s annual long-term incentive compensation with a blend of both time-based stock options and performance-based RSUs.  The Compensation Committee’s determination to grant stock options and RSUs to each NEO in 2019 was partially based upon the Compensation Committee’s grant of both time-and performance-based stock options in 2018 as part of each NEO’s annual long-term incentive compensation, as well one-time retention grants of stock options to our NEOs that were made in 2018.  As a result, the Compensation Committee determined that a blend of time-based stock options and performance-based RSUs was most appropriate.

In February 2019, the Compensation Committee approved annual grants for the NEOs at that time in the form of stock options and RSUs. 80% of each NEO’s 2019 annual grant was in the form of a time-based stock option, subject to each individual’s continuous service, one-third of the shares subject to each grant vested on February 1, 2020 and the remainder vests in equal monthly installments thereafter.

The remaining 20% of each NEO’s 2019 annual grant were performance-based RSUs that vest solely upon the Compensation Committee’s certification of achievement of equally weighted performance goals.  In August of 2019, following the Company’s strategic reorganization, the Compensation Committee revised the performance goals applicable to the NEOs for whom performance grants were made in February so that they were aligned with and measure performance under the new Company focus.  The goals were:

•	Complete recruitment and interim analysis of study HBV25 (20%)
•	Initiate HBV24 (20%)
•	Complete successful FDA inspection of Dusseldorf (20%)
•	Sufficient supply to achieve sales plan (20%)
•	Develop Dynavax spending and financing plan to ensure sufficient capital to reach positive cash flow (20%)

In February 2020, the Compensation Committee (and the Board, with respect to Mr. Spencer) affirmed the achievement of the performance goals at the 100% level and the vesting of these RSUs at such level. In assessing the performance goals, the Committee took into consideration the above goals and determined that each goal was met.

The table below describes the aggregate grant date fair value of these stock options and RSUs granted in fiscal year 2019.

Name	Grant Date Fair Value of February 2019 Time-Based Stock Option Awards		Grant Date Fair Value of February 2019 Performance-Based RSU Awards
Ryan Spencer	$–	(1)	$–
Eddie Gray	$1,945,468		$732,900	(2)
David F. Novack	$1,701,362		$272,220
Michael S. Ostrach	$611,433		$230,340
Robert Janssen, M.D.	$722,602		$272,220
Robert L. Coffman, Ph.D.	$611,433		$230,340	(2)
(1) Mr. Spencer was granted 50,000 time-based stock option awards in June 2019 upon his appointment as Co-President of the Company and was granted 400,000 time-based stock option awards in December 2019 upon his appointment as Chief Executive Officer. The grant date fair value of these options was $1,957,520.

(2) These performance based RSUs were subsequently cancelled.

At the time of the Compensation Committee’s grant of performance-based RSU awards in early 2019, Mr. Spencer was not an NEO of Dynavax and thus did not receive a performance-based RSU grant.

In February 2020, our Board (with respect to Mr. Spencer and upon the recommendation of the Compensation Committee) and the Compensation Committee (with respect to our other NEOs) approved annual long-term equity incentive awards to our NEOs.  Based on investor feedback received and as part of the Compensation Committee’s desire to further increase the link between compensation and performance, in 2020 the Committee increased the percentage of equity grants for NEOs that are directly linked to performance objectives from 20% to 25%.  In addition, also based on feedback received, it extended the measurement periods for the performance-based grants to be longer than one year, whereas in prior years the performance objectives were ones that could be completed in one year.  The increase in the percentage of annual stock grants for the NEOs that are linked to performance measures and setting performance measures that would require longer than one year to complete, further aligns NEO compensation with longer-term business success and stockholder returns. These awards consisted of 75% time-based stock option awards, and 25% performance-based RSU awards.  The time-based stock option grants vest over three years, with one-third of the shares subject to each portion vesting 12 months after the grant date, and the remainder vesting in equal monthly installments thereafter. The performance-based RSUs will vest, if at all, upon the Compensation Committee’s determination that certain performance goals are met.

2019 Annual Incentive – Structure, Goals and Payout Decision

Structure.  With their appointments to the positions of Chief Executive Officer and President and Chief Operating Officer in December of 2019, neither Mr. Spencer nor Mr. Novack will have individual goals separate from the Company’s corporate objectives in 2020. This aligns their incentive compensation with the completion of corporate goals that measure business performance and are intended to drive long term stockholder value.  In early 2019, Mr. Gray’s incentive compensation was based solely on our achievement of corporate goals, while Mssrs. Spencer and Novack’s total cash incentive payout for 2019, along with our other NEOs, was based on a weighting of 50% corporate and 50% individual goals. Our Chief Executive Officer typically recommends individual goals for each NEO, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The individual goals for the NEOs are in addition to the general responsibilities each officer has for managing his respective functional or operational area.

2019 Corporate Goals.

Heading into 2019, our focus was balanced between ongoing manufacturing, quality, commercialization and market adoption efforts for HEPLISAV-B, and advancing our I/O program. Thus, in early 2019, the Compensation Committee established corporate and individual goals to align NEO cash incentive compensation with performance.  Our corporate goals were focused on increasing HEPLISAV-B product revenue, completing recruitment and the interim analysis of our post-marketing safety study and initiating enrollment in our dialysis study, completing a successful FDA inspection, developing and implementing a current strategy for our oncology program, and executing upon our business plan which included maintaining one year cash at year end and controlling cash usage to stay within the approved budget.

Following the restructuring in May 2019 to focus on our vaccine business, we viewed our success in 2019 and beyond as being based on our commercialization progress for HEPLISAV-B and our vaccine development efforts, while winding down our I/O program.  In connection with the restructuring and post-restructuring period, our NEOs were expected to and did provide strong leadership to ensure the Company successfully completed the restructuring and positioned itself for future success as a HEPLISAV-B and vaccine development business. This included overseeing the reduction-in-force, budgetary revisions, and keeping the remaining organization motivated, performing at a high level, and retaining key employees.

Thus, following the restructuring, the Compensation Committee approved the revised corporate and individual NEO goals to link compensation to achievement of the specific, related objectives that would advance our business strategy and create long-term value for our stockholders. Because we are a fully-integrated biopharmaceutical company with a marketed product and vaccine development program, our corporate goals were directly aligned with the specific strategic objectives: further our HEPLISAV-B U.S. sales, advance our post-marketing safety study, advance our EU MAA, and further our vaccine development efforts. These are programs that we continue to believe will create long-term value for stockholders.

In February 2020, the Compensation Committee evaluated the accomplishments and performance of the Company against such corporate goals.  With respect to each of the categories of Corporate Goals (e.g., HEPLISAV-B, Vaccine Business, Immuno-Oncology, and Financial), the Committee took into consideration each of the goals identified and the level of completion in making an overall determination of goal completion for each category.  After its consideration of the Company’s performance, as more specifically described in the following chart, the Compensation Committee rated our 2019 corporate achievement at 86% of our 2019 corporate goals.

Corporate Goal	Weight	Corporate Achievement	Corporate Achievement Percentage
HEPLISAV-B • HEPLISAV-B net sales of $35M. • Complete recruitment and interim analysis of study HBV25 • Initiate HBV24. • File EU MAA and complete a successful MAA GCP inspection. • Complete successful FDA inspection of Dusseldorf. • Sufficient supply to achieve sales plan. • Evaluate opportunity and develop overall strategy for HEPLISAV-B ex-US.	60%	The Compensation Committee determined that we achieved the goals in this category at an overall percentage of 80%. In determining this percentage, the Compensation Committee considered several factors, including: • HEPLISAV-B net sales of $34.6 million. • Successful completion of enrollment in HBV25 and publication of interim analysis. • Initiation of HBV24. • Filing of EU MAA and successful GCP inspection. • Successful FDA inspection in Dusseldorf. • Sufficient supply. • Ex-US strategy development.	80%
Vaccine Business • Create a vaccine business strategy including a Pertussis vaccine development plan.	10%	The Compensation Committee determined that we achieved the goals in this category at an overall percentage of 90%. In determining this percentage, the Compensation Committee considered several factors, including: • Vaccine business strategy created, including Pertussis.	90%

Immuno-Oncology • Wind down all clinical I/O activity by October while ensuring completion of treatment regimens and minimize I/O spend by year end.	10%	The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 90%. In determining this percentage, the Compensation Committee considered several factors, including: • Wind down substantially completed, except with respect to a small number of subjects still receiving pembrolizumab, as per protocol. • Spend minimized.	90%
Financial • Develop Dynavax spending and financing plan to ensure sufficient capital to reach positive cash flow.	20%	Spending and financing plan developed. The Compensation Committee determined that we achieved the goals in this category at an overall percentage of 100%.	100%
Total	100%		86%

2019 Individual Goals. As described above, Eddie Gray, our Chief Executive Officer at the beginning of 2019, did not have individual goals and his incentive compensation was based on achievement of our corporate goals.  In addition, given their appointments in December 2019 as Chief Executive Officer and President and Chief Operating Officer, respectively, Ryan Spencer and David Novack had individual goals separate from the Company’s corporate objectives in 2019, but will not for 2020.

Thus, for Messrs. Spencer and Novack and our other NEOs, the total cash incentive payout for 2019 was based on a weighting of 50% corporate and 50% individual goals. At the beginning of each year, our Chief Executive Officer typically recommends individual goals for each NEO, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The individual goals for our NEOs include critical responsibilities each has that go beyond the corporate goals and are significant to our success.  The 2019 individual goals for the NEOs, when established early in the year, focused on objectives linked to our then business strategy.  As with our corporate goals, the Compensation Committee approved modified individual goals following the restructuring in May 2019 so that they aligned with the new business strategy.  The modified goals are listed below. These specific goals were in addition to the general responsibilities each officer had for managing his respective functional operational area, including through the period of significant change during and following the restructuring.

Our Compensation Committee, in recognition of the fact that 50% of the incentive payout for each NEO is based on corporate goal achievement, believes it is of equal importance to assess the individual achievement portion of the goal grading in a manner that is reflective of performance against the individual goals. Thus, as is the case with respect to the 2019 individual goals, there will be circumstances where the individual goal grading exceeds the corporate goal grading, and there will be instances where the corporate goal grading will surpass the individual goal grading.  In early 2020, based on the recommendation of Mr. Spencer, as well as the observations by Compensation Committee members of these officers and its own assessment of each NEO’s effectiveness, the Compensation Committee determined the level of achievement of each NEO’s individual performance goals as follows:

Name	Individual Goals	Individual Achievement	Individual Achievement Percentage
Ryan Spencer
1.        Achieve 2019 Revenue Goal for HEPLISAV-B in the U.S. market, including securing contracts with retail pharmacies, developing a probability segmentation framework to support field engagement strategies, and developing and implementing a broadly available rebate programs to facilitate timely adoption.
2.        Advance the long-term value for HEPLISAV-B, including evaluating opportunities outside of the U.S., developing overall strategy, including executing pilot programs for diabetes vaccination within retail pharmacies, and setting policy objectives to support revenue growth.
3.        Execute financing transactions of at least $50M; develop financial plan to support path to profitability; increase ownership from-long fundamental based investors by positioning Dynavax as a transparent, knowledgeable, and capable organization through direct and open communications; and develop a succession plan for finance leadership which can be fully implemented by March of 2020.
		Mr. Spencer partially achieved his 2019 Revenue Goal for HEPLISAV-B, met his goal for advancing long term value for HEPLISAV-B, and slightly exceeded his goal related to financial and investor relations.	90%

David F. Novack	1. Support HEPLISAV-B manufacturing by enhancing commercial supply & distribution to support sales and safety stock targets, process development and continuous improvement, regulatory filings, inspections, and GCP oversight, and quality systems and operational expenditures. 2. Support the partnership with the Serum Institute pertaining to Tdap+CpG 1018, and create a vaccine business strategy including a pertussis development plan. 3. Ensure continuity of clinical supply and stability for ongoing clinical studies of SD101 (melanoma + other indications) and DV281 (lung cancer).	Mr. Novack exceeded his HEPLISAV-B goal, slightly exceeded his TDAP & vaccine business goal, and met his immuno-oncology goal.	111%
Michael S. Ostrach	1. Execute an equity financing strategy, including budget control, managing the at-the-market financing facility and otherwise achieving a specified amount of financing, establishing and begin implementation of a financial management succession plan, integrate the sales team into the IT and Finance operations, manage the transition of Berkeley office space to Emeryville office space. 2. Obtain U.S. patent protection on DV230 and the use of HEPLISAV-B for Chronic Liver Disease, allocate our patents between I/O and vaccines and discontinue protection for obsolete patents.	Mr. Ostrach met all of his personal goals in 2019 and obtained additional patents beyond those in his goals.	100%
Robert Janssen, M.D.	1. Advance HEPLISAV-B Clinical Studies and Regulatory Filings. 2. Advance our HEPLISAV-B medical affairs plan by initiate one or more ISRs, label enabling ACTG ISR—FPI, initiate one or more web-based CME program, publishing the HHS letter highlighting need for hepatitis B prevention associated with the opioid crisis, and submitting manuscripts on HBV-18 and HBV-19. 3. Advance our vaccine pipeline, including creating a vaccine business strategy, and a pertussis development plan. 4. Wind down all clinical I/O activity and minimize all I/O spend.	Dr. Janssen met all of his 2019 personal goals.	100%
Robert L. Coffman Ph.D.
1.        Complete pre-clinical studies of DV230-Ficoll and advance TLR 7 and 8 agonists to initiate IND-enabling studies.
2.        Evaluate in preclinical models new double or triple combinations reflecting scientific and business development priorities.
3.        Evaluate feasibility of antibody targeting of TLR 7/8 agonists to tumors.
4.        Support development of partnering opportunities for cancer and vaccine programs.
		N/A (Dr. Coffman retired in 2019.)	N/A

After making these determinations regarding levels of corporate and individual performance achieved against the pre-established performance goals, the Compensation Committee (and the Board with respect to Mr. Spencer) reviewed and approved the cash incentive payouts noted below. As noted above, for the NEOs other than the Mssrs. Spencer and Novack, the cash incentive payouts are based 50% on achievement of corporate goals and 50% on achievement of individual goals. There were no changes to the NEOs’ target annual cash incentive percentages between 2018 and 2019, but Mr. Spencer’s target annual cash incentive percentage was increased from 40% to 50% in connection with his promotion to Senior Vice President, Commercial in May 2019.

Name	2019 Target Annual Cash Incentive		2019 Actual Annual Cash Incentive Paid				Total(1)
			Achievement of Corporate Goals		Achievement of Individual Goals
	% of Base Salary	$(1)	% of Target Annual Cash Incentive	$(1)	% of Target Annual Cash Incentive	$(1)
Ryan Spencer (January 1, 2019 – May 15, 2019)	40%	$44,402	86%	$19,093	90%	$19,981	$39,074
Ryan Spencer (May 16, 2019 – December 31, 2019)	50%	$128,750(2)	86%	$55,363	90%	$57,938	$113,301
Ryan Spencer total							$152,375
David F. Novack	50%	$232,876(2)	86%	$100,136	111%	$129,246	$229,382
Michael S. Ostrach	50%	$225,436	86%	$96,937	100%	$112,718	$209,655
Robert Janssen, M.D.	50%	$226,665	86%	$97,466	100%	$113,333	$210,799
Eddie Gray(3)	60%	$384,000	N/A	N/A	N/A	N/A	N/A
Robert L. Coffman, Ph.D.(4)	50%	$207,606	N/A	N/A	N/A	N/A	N/A

(1)	Amounts are rounded to nearest dollar
(2)	Includes the monthly stipend of $6,500 for the interim appointment to the shared office of the President for 8 months.
(3)	Mr. Gray retired from the Company, effective August 1, 2019, and was therefore not eligible to receive an annual cash incentive payout for 2019.
(4)	Dr. Coffman retired from the Company, effective December 1, 2019, and was therefore not eligible to receive an annual cash incentive payout for 2019.

Other Executive Compensation Matters

Severance Payouts in 2019 to Departed NEOs

In August 2019, Eddie Gray retired as our Chief Executive Officer and a member of the Board. Mr. Gray received a severance payout and benefits in retirement that matched what he was entitled under the Management Continuity and Severance Agreement (“MCSA”) that the Company entered into at the time of Mr. Gray’s appointment as Chief Executive Officer in 2013.  Mr. Gray’s severance is reflected in the Summary Compensation Table below.

In addition, in December 2019, Robert Coffman, Ph.D., our Chief Scientific Officer, retired from Dynavax. Dr. Coffman received a severance payout and benefits in retirement that matched his MCSA. The Company did not back-fill Dr. Coffman’s position, given its new strategic focus on vaccines and decision to wind down the I/O program.  Dr. Coffman’s severance is reflected in the Summary Compensation Table below.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2019 and 2018, compensation awarded to or paid to, or earned by, NEOs.

Name and Principal Position	Year	Salary		Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Compensation (3)	All Other Compensation (4)	Total
Ryan Spencer	2019	$391,212	(5)	$654,375		$1,957,520	$152,375	$2,000	$3,157,482
Chief Executive Officer and Director

Eddie Gray(6)	2019	$375,795		$732,900	(7)	$4,391,449	$—	$3,727,518	$9,227,662
Former Chief Executive Officer and Director	2018	$621,000		$—		$3,790,500	$335,340	$2,000	$4,748,840

David F. Novack	2019	$465,886	(8)	$272,220		$1,701,362	$229,382	$2,000	$2,670,850
President and Chief Operating Officer	2018	$401,700		$—		$1,083,000	$210,892	$2,000	$1,697,592

Michael S. Ostrach	2019	$450,872		$230,340		$611,433	$209,665	$2,000	$1,504,310
Senior Vice President, Chief Financial Officer, Chief Business Officer	2018	$439,875		$—		$2,904,000	$216,639	$2,000	$3,562,514

Robert Janssen, M.D.	2019	$453,330		$272,220		$722,602	$210,798	$2,000	$1,660,950
Senior Vice President and Chief Medical Officer	2018	$438,000		$—		$1,083,000	$216,810	$2,000	$1,739,810

Robert L. Coffman, Ph.D.	2019	$455,849		$230,340	(7)	$621,407	$—	$522,791	$1,830,387
Former Senior Vice President and Chief Scientific Officer	2018	$483,134		$—		$2,904,000	$239,151	$2,000	$3,628,285

(1)
Represents the aggregate grant date fair value of RSUs granted in the fiscal year in accordance with ASC 718. Mr. Spencer received a time-based RSU on February 22, 2019 prior to becoming an NEO. Each of Mr. Gray, Mr. Novack, Mr. Ostrach, Dr. Janssen and Dr. Coffman were granted RSUs with performance-based vesting in 2019, and the grant date fair value included in the table above assumes the highest level of achievement had been met. Mr. Spencer did not receive a grant of RSUs with performance-based vesting because Mr. Spencer was not an NEO at the time such RSU grant was awarded to our NEOs. See note 15 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 11, 2020 for a discussion of assumptions we made in determining the compensation costs included in this column. For further discussion of these performance-based RSUs, see the section entitled “Compensation Overview – 2019 Executive Compensation Decisions – Long-Term Equity Incentive Awards.”

(2)
Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718, and includes (i) for Mr. Gray, $2,445,981 in incremental value of modified equity awards, calculated in accordance with ASC 718, representing the extension of the exercise period of stock options, and (ii) for Dr. Coffman, $9,974 in incremental value of modified equity awards, calculated in accordance with ASC 718, representing the extension of the exercise period of stock options. For further discussion, see the section entitled “Compensation Overview – Potential Payments Upon Change In Control Or Involuntary Termination – Separation Agreements – Eddie Gray and Dr. Coffman.” See note 15 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 11, 2020 for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)
Represents the annual incentive bonuses earned pursuant to our annual incentive bonus plan for services rendered in the fiscal year. For further discussion see the section entitled “Compensation Overview – 2019 Executive Compensation Decisions – 2019 Annual Incentive Program – Structure, Goals and Payout Decision.”

(4)
Represents $2,000 401(k) matching contribution for each NEO made by the Company in the fiscal year, plus (i) for Mr. Gray, $2,048,000 in a lump-sum cash severance payment, $58,871 in COBRA payments and $1,618,647 in the value of the accelerated vesting of 100% of Mr. Gray’s outstanding equity awards that were subject to time-based vesting criteria (and not any performance-based vesting criteria) and (ii) for Dr. Coffman, $495,212 in a lump-sum cash severance payment and $25,579 in COBRA payments.

(5)
From January 1 until May 15, 2019 Mr. Spencer, in the role of Vice President, Corporate Strategy & Communication, had an annual base salary of $296,010.  On May 16, 2019, Mr. Spencer was promoted to the role of Senior Vice President, Commercial and his annual base salary increased to $360,000.  On May 21, 2019, Mr. Spencer received the interim appointment to the shared office of the President and he began receiving an additional monthly stipend of $6,500 for his interim role.  On December 16, 2019, Mr. Spencer was promoted to Chief Executive Officer and his base salary was increased to $515,000, and the additional monthly stipend of $6,500 was discontinued.

(6)	In May 2019, Mr. Gray submitted notice of his retirement from the Company, including the Board, effective August 1, 2019.
(7)	These performance based RSUs were subsequently cancelled.
(8)
From January 1 until May 23, 2019, Mr. Novack, in the role of Senior Vice President, Operations, had an annual base salary of $413,750.  On May 21, 2019, Mr. Novack received the interim appointment to the shared office of the President and he began receiving an additional monthly stipend of $6,500 for his interim role. On December 16, 2019, Mr. Novack was promoted to President and Chief Operating Officer and his base salary increased to $495,000, and the additional monthly stipend of $6,500 was discontinued.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The material terms of NEO annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Overview” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.

As discussed in the “Compensation Overview,” the fiscal year 2019 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, based on the achievement of certain corporate and individual performance goals. Equity-based awards were granted in 2019 under our 2019 Plan and represent a mix of time based and performance-based options, as described in the “Compensation Overview.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows certain information regarding outstanding equity awards for NEOs as of December 31, 2019.

		Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
Ryan Spencer		1,500	—	—	$14.80	2/25/2010	2/24/2020
		4,500	—	—	$31.40	1/6/2011	1/5/2021
		4,500	—	—	$36.80	2/1/2012	1/31/2022
		2,000	—	—	$42.60	10/22/2012	10/21/2022
		5,250	—	—	$30.60	2/6/2013	2/5/2023
		3,500	—	—	$16.70	2/6/2014	2/5/2024
		9,500	—	—	$16.00	2/9/2015	2/8/2025
		2,000	—	—	$30.49	9/10/2015	9/9/2025
	(6)	—	—	—	—	—	—	1,562	$8,935
	(3)	—	—	—	—	—	—	6,375	$36,465
	(2)	34,222	21,778	—	$16.45	2/1/2018	1/31/2025
	(2)	—	50,000	—	$3.81	6/14/2019	6/13/2026
	(2)	—	400,000	—	$6.80	12/16/2019	12/15/2026
	(7)	—	—	—	—	—	—	62,500	$357,500

Eddie Gray		150,000	—	—	$22.10	5/1/2013	8/1/2022
		75,001	—	—	$17.40	1/31/2014	8/1/2022
		150,000	—	—	$17.10	2/4/2014	8/1/2022
		225,000	—	—	$16.00	2/9/2015	8/1/2022
		280,000	—	—	$21.99	2/4/2016	8/1/2022
		280,000	—	—	$16.45	2/1/2018	8/1/2022
		63,000	—	—	$16.45	—	8/1/2022
		280,000	—	—	$10.47	2/22/2019	8/1/2022

David F. Novack		30,000	—	—	$21.40	3/25/2013	3/24/2023
		22,000	—	—	$17.10	2/4/2014	2/3/2024
		75,000	—	—	$16.00	2/9/2015	2/8/2025
		64,000	—	—	$21.99	2/4/2016	2/3/2023
	(3)	—	—	—	—	—	—	8,500	$48,620
	(2)	48,889	31,111	—	$16.45	2/1/2018	1/31/2025
		18,000	—	—	$16.45	—	1/31/2025
	(2)	—	104,000	—	$10.47	2/22/2019	2/21/2026
	(2)	—	25,000	—	$3.81	6/14/2019	6/13/2026
	(2)	—	200,000	—	$6.80	12/16/2019	12/15/2026
	(5)	—	—	—	—	—	—	26,000	$148,720

Michael S. Ostrach		2,673	—	—	$15.80	2/19/2010	2/18/2020
		25,000	—	—	$31.40	1/6/2011	1/5/2021
		18,000	—	—	$34.80	1/31/2012	1/30/2022
		20,000	—	—	$30.80	2/5/2013	2/4/2023
		27,000	—	—	$17.10	2/4/2014	2/3/2024
		67,000	—	—	$16.00	2/9/2015	2/8/2025
		29,000	—	—	$28.45	8/27/2015	8/26/2025
		84,000	—	—	$21.99	2/4/2016	2/3/2023
	(3)	—	—	—	—	—	—	8,500	$48,620
	(2)	42,457	37,543	—	$16.45	2/1/2018	1/31/2025
		18,000	—	—	$16.45	—	1/31/2025
	(4)	—	150,000	—	$18.40	3/21/2018	3/20/2025
	(2)	—	88,000	—	$10.47	2/22/2019	2/21/2026
	(5)	—	—	—	—	—	—	22,000	$125,840

Robert Janssen, M.D.		6,000	—	—	$13.60	4/7/2010	4/6/2020
		2,250	—	—	$31.40	1/6/2011	1/5/2021
		2,500	—	—	$36.80	2/1/2012	1/31/2022
		15,000	—	—	$41.40	10/31/2012	10/30/2022
		18,000	—	—	$17.10	2/4/2014	2/3/2024
		56,000	—	—	$16.00	2/9/2015	2/8/2025
		80,000	—	—	$21.99	2/4/2016	2/3/2023
	(3)	—	—	—	—	—	—	8,500	$48,620
	(2)	48,889	31,111	—	$16.45	2/1/2018	1/31/2025
		18,000	—	—	$16.45	—	1/31/2025
	(2)		104,000		$17.45	2/22/2019	2/21/2026
	(5)	—	—	—	—	—	—	26,000	$148,720

Robert L. Coffman, Ph.D.		10,000	—	—	$15.80	2/19/2010	2/18/2020
		30,000	—	—	$31.40	1/6/2011	12/2/2020
		18,000	—	—	$34.80	1/31/2012	12/2/2020
		18,000	—	—	$30.80	2/5/2013	12/2/2020
		75,000	—	—	$16.00	2/9/2015	12/2/2020
		16,501	—	—	$28.45	8/27/2015	12/2/2020
		84,000	—	—	$21.99	2/4/2016	12/2/2020
		42,457	—	—	$16.45	2/1/2018	12/2/2020
		18,000	—	—	$16.45	—	12/2/2020

(1)	Represents the aggregate fair value of RSUs in accordance with ASC 718, based on the last closing price per share as of December 31, 2019 of $5.72.
(2)	Options vest at the rate of 1/3rd of the shares on the first anniversary of the vesting commencement date, with 1/36th of the total number of shares vesting each month thereafter.
(3)	RSU vests one-third on February 22, 2018, one-third will vest on February 22, 2019 and the remainder will vest on February 22, 2020.
(4)	Options vest 50% on March 21, 2020 and the remainder will vest on March 21, 2021.
(5)	Represents the number of RSU granted in the fiscal year that are subject to performance-based vesting.
(6)	RSU vests over four years with one-quarter vesting on each annual anniversary date.
(7)	This RSU was granted on February 22, 2019 prior to Mr. Spencer becoming an NEO. The RSU vests over three years with one-third vesting on each annual anniversary date.

PENSION BENEFITS

None of the NEOs participates in or has an account balance under any pension or qualified or non-qualified defined benefit retirement plan sponsored by the Company.

NON -QUALIFIED DEFERRED COMPENSATION

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plan or other non-qualified deferred compensation plan maintained by the Company.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION

Summary of Change in Control and Involuntary Termination Arrangements.

To promote retention of certain key executives, our Board has authorized the Company to enter into MCSAs with each NEO. We refer to such agreements in effect as of December 31, 2019 as the “Management Agreements.” In order to be eligible to receive benefits under the Management Agreements, our NEOs and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.

Change in Control.

NEOs do not receive an equity acceleration benefit in the event of a change in control (unless there is termination of employment without cause or for good reason) of the Company, as described below.

Qualifying Termination in Connection with a Change in Control.

Under the Management Agreements, if, on or during the two-year period following a change in control (as described below), the NEO’s employment is involuntarily terminated, the NEO will, subject to the execution of a release of claims, be entitled to receive:

•
a lump-sum cash payment equal to a specified number of months (21 months for Mr. Spencer, 18 months for Mr. Novack, and 15 months for our other NEOs) of the executive’s then-effective annual base salary;

•
a lump-sum cash payment equal to a specified percentage of the NEO’s target annual variable cash compensation (175% of such target for Mr. Spencer, 150% for Mr. Novack, and 120% of such target for our other NEOs) for the year of termination;

•	cash payments equal to the applicable COBRA premiums for up to the same number of months as the NEO receives in base salary, as set forth in the first bullet (the “COBRA Payment”);

•	acceleration of vesting of all outstanding equity awards at the time of such termination; and
•
the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the NEO in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the NEO’s receipt, on an after-tax basis, of the greatest amount of such payments.

The Management Agreements generally define a change in control to mean the occurrence of a change in the majority ownership of the voting securities of the Company; a merger that results in change in the majority ownership of the voting securities of the Company; the sale of all or substantially all of the assets; or over a period of 12 months or less, when a majority of our Board becomes comprised of individuals who were not serving on our Board as of a specified date, or whose nomination, appointment, or election was not approved by a majority of the directors who were serving on our Board as of such specified date.

Involuntary Termination.

Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” or, if applicable, upon a resignation for “good reason” (as defined below), the NEO will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to the specified number of months (ranging from 12 to 21) of the executive’s then-effective annual base salary;
•	the COBRA Payment; and
•
for Messrs. Spencer and Novack, the extension of exercisability of all vested stock options to purchase the Company’s common stock for a period of 18 months, and 15 months, respectively (and 12 months for all other NEOs) following termination of employment (but in any event not beyond each option’s expiration date).

For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

For purposes of the Management Agreements, “good reason” generally means the NEO’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the NEO’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the NEO reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The NEO must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.

Separation Agreements – Eddie Gray and Dr. Coffman.

On May 20, 2019, in connection with the restructuring described above, Eddie Gray, the Company’s then-Chief Executive Officer and a member of the Board, submitted notice of his retirement from the Company, including the Board, effective August 1, 2019. In connection with his retirement, Mr. Gray entered into a separation agreement with the Company. Under the separation agreement, Mr. Gray received the following severance benefits (which amounts are consistent with Mr. Gray’s MCSA): (a) a lump sum cash severance payment of $2,048,000, which is equal to 24 months of Mr. Gray’s 2019 monthly base salary and target annual bonus (60% of base salary) less applicable withholdings; (b) a cash payment equal to the amount of COBRA premiums for continued health insurance for 24 months; (c) accelerated vesting of 100% of his outstanding equity awards that are subject to time-based vesting criteria (and not any performance-based vesting criteria); and (d) an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by Mr. Gray as of the date of his retirement, which extended exercisability period will end upon the earlier of (i) the date on which the original term of such stock options would otherwise expire or (ii) August 1, 2022.

On October 2, 2019, Robert L. Coffman, Ph.D., the Company’s then-Senior Vice President and Chief Scientific Officer, submitted notice of his retirement from the Company, effective December 1, 2019. In connection with his retirement, Dr. Coffman received the following severance benefits (which amounts are consistent with Dr. Coffman’s MCSA): (a) a lump sum cash severance payment of $495,212, which is equal to 12 months of Dr. Coffman’s 2019 monthly base salary, less applicable withholdings; (b) a cash payment equal to the amount of COBRA premiums for continued health insurance for 12 months; and (c) an extended period of time to exercise any outstanding vested stock options held by Dr. Coffman as of the date of his retirement, which extended exercisability period ended upon the earlier of (i) the date on which the original term of such stock options would otherwise expire or (ii) December 2, 2020.

DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY

Our non-employee director compensation philosophy is based on the following guiding principles:

•	Aligning the long-term interests of stockholders and directors; and
•	Compensating directors appropriately and adequately for their time, effort and experience

The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board and committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.

The Compensation Committee recommends non-employee director compensation to the Board, and the full Board reviews and approves or disapproves such compensation. When considering non-employee director compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly-held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each non-employee director’s specific expertise and experience. Thus, the Compensation Committee considers recommendations from Arnosti Consulting, Inc. based on an analysis of peer group Board compensation. Our compensation arrangements for our non-employee directors are set forth in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy outlines cash and equity compensation automatically payable to non-employee members of the Board, unless such non-employee director declines receipt of such cash or equity compensation by written notice to us. The Compensation Committee reviews our non-employee director compensation relative to industry practices every year, and the last review was done in November of 2019.  No changes were made to Director cash compensation in 2019.  Changes to Director equity compensation are described in the “Equity Awards” section below.

In 2018, our stockholders approved a limit on the amount of non-employee director compensation under our 2018 Equity Incentive Plan. The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company may not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under our 2018 Equity Incentive Plan and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. This limit was not intended to serve as an increase in the annual amount of non-employee director compensation; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for non-employee directors each year.

CASH COMPENSATION ARRANGEMENTS

During 2019, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:

•	A $65,000 annual retainer for service as chairman of the Board or, alternatively, a $40,000 annual retainer for service as a member of the Board.
•	A $20,000 annual retainer for the Chair of the Audit Committee and a $10,000 annual retainer for each additional member of the Audit Committee.
•	A $15,000 annual retainer for the Chair of the Compensation Committee and a $7,000 annual retainer for each additional member of the Compensation Committee.
•	A $10,000 annual retainer for the Chair of the Nominating and Corporate Governance Committee and $5,000 annual retainer for each additional member of the Nominating and Corporate Governance Committee.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

EQUITY AWARDS

During 2019, our compensation program for non-employee directors provided for the following equity compensation for Board services:

•
Each director and the chairman of the Board automatically received an initial equity award (“Initial Grant”) consisting of a non-qualified stock option to purchase 15,000 shares and 25,000 shares, respectively, of Dynavax common stock upon the date each such person is elected or appointed to the Board.

•
On the date of each annual meeting of the Company’s stockholders, each non-employee director also automatically received a subsequent equity award (“Subsequent Grant”), consisting of a non-qualified stock option to purchase 15,000 shares of Dynavax common stock. However, the non-employee director’s first Subsequent Grant was reduced to –

o	75% of the Subsequent Grant, or 11,250 shares, if the service period from the non-employee director’s initial election date to the annual meeting was between 7 and 10 months;

o	50% of the Subsequent Grant, or 7,500 shares, if the service period from the non-employee director’s initial election date to the annual meeting was between 4 and 7 months; and
o	25% of the Subsequent Grant, or 3,750 shares, if the service period from the non-employee director’s initial election date to the annual meeting was between 1 and 4 months.

Our compensation program for non-employee directors was modified and became effective in November 2019 to increase of the size of the Subsequent Grant from 15,000 stock options to 25,000 stock options, and the Initial Grant from 15,000 shares for a Director and 25,000 for the Chairman, to 50,000 shares for all new appointments.  Accordingly, our compensation program for non-employee directors currently provides for the following equity compensation for Board services:

•
Each director automatically receives an Initial Grant consisting of a non-qualified stock option to purchase 50,000 shares of Dynavax common stock upon the date each such person is elected or appointed to the Board.

•
On the date of each annual meeting of the Company’s stockholders, each non-employee director also automatically receives a Subsequent Grant consisting of a non-qualified stock option to purchase 25,000 shares of Dynavax common stock. However, the non-employee director’s first Subsequent Grant shall be reduced to –

o	75% of the Subsequent Grant, or 18,750 shares, if the service period from the non-employee director’s initial election date to the annual meeting is between 7 and 10 months;
o	50% of the Subsequent Grant, or 12,500 shares, if the service period from the non-employee director’s initial election date to the annual meeting is between 4 and 7 months; and
o	25% of the Subsequent Grant, or 6,250 shares, if the service period from the non-employee director’s initial election date to the annual meeting is between 1 and 4 months.

Each Initial Grant vests in equal annual installments over three years on the anniversary of the grant date. Each Subsequent Grant vests in full on the one-year anniversary of the grant date. The exercise price per share of each Initial Grant and Subsequent Grant equals one hundred percent of the fair market value per share on the date of grant.

Our Board may approve additional cash and equity awards for our non-employee directors in its discretion.

DIRECTOR COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2019, certain information with respect to the cash compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	Total
Andrew A. F. Hack, M.D., Ph.D.	$22,500	$33,465	$55,965
Arnold L. Oronsky, Ph.D.	$75,000	$49,640	$124,640
Daniel L. Kisner, M.D.	$57,000	$49,640	$106,640
Dennis A. Carson, M.D.	$40,000	$49,640	$89,640
Francis R. Cano, Ph.D.	$52,000	$49,640	$101,640
Laura Brege	$60,000	$49,640	$109,640
Natale Ricciardi	$45,000	$49,640	$94,640
Peggy V. Phillips	$65,000	$49,640	$114,640

(1)	Consists of fees earned or paid in 2019 for Board and committee membership as described above.
(2)
Represents the aggregate grant date fair value of stock options granted in the fiscal year in accordance with ASC 718.  See note 15 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 11, 2020, for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)
As of December 31, 2019, each non-employee director held stock options to purchase the following number of shares of our common stock.  Dr. Oronsky held options to purchase 72,950 shares of our common stock.  Ms. Brege held options to purchase 57,675 shares of our common stock.  Dr. Cano held options to purchase 68,050 shares of our common stock.  Dr. Carson held options to purchase 62,750 shares of our common stock.  Dr. Hack held options to purchase 15,000 shares of our common stock.  Dr. Kisner held options to purchase 73,450 shares of our common stock.  Ms. Phillips held options to purchase 72,950 shares of our common stock; and Mr. Ricciardi held options to purchase 57,750 shares of our common stock.

EQUITY COMPENSATION PLANS

The following table shows activity under our equity compensation plans as of the fiscal year ended December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2004 Stock Incentive Plan	24,448	$16.22	—
2011 Equity Incentive Plan	4,233,272	$18.99	—
2014 Employee Stock Purchase Plan(1)	—	$—	450,917
2018 Equity Incentive Plan	3,433,237	$7.18	3,308,216
Equity compensation plans not approved by security holders:
2010 Employment Inducement Award Plan(2)	11,450	$16.55	—
2017 Inducement Award Plan(3)	303,192	$17.67	—
Total:	8,005,599	$13.86	3,759,133

(1)
As of December 31, 2019, an aggregate of 450,917 shares remained available for future issuance under the 2014 Employee Stock Purchase Plan, and as of April 6, 2020, up to a maximum of 359,264 shares may be purchased in the current purchase period.

(2)
In order to induce qualified individuals to join our Company, our Board adopted the 2010 Employment Inducement Award Plan, or the 2010 Inducement Plan, effective January 8, 2010, which provided for the issuance of up to 150,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2010 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). Upon the effectiveness of the Amended 2011 Plan, no additional awards were granted under either the 2004 Stock Incentive Plan or the 2010 Inducement Plan. All shares currently subject to awards outstanding under the 2004 Stock Incentive Plan or 2010 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the Amended 2011 Plan to the extent such shares would otherwise return to such plans. Awards granted under the 2010 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2010 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

(3)
In order to induce qualified individuals to join our Company, on November 28, 2017, our Board adopted the 2017 Inducement Award Plan, or the 2017 Inducement Plan, which provided for the issuance of up to 1,200,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2017 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2018 Equity Incentive Plan, no additional awards were granted under the 2017 Inducement Plan. All shares currently subject to awards outstanding under the 2017 Inducement Plan, which awards expire or are forfeited, are included in the reserve for the 2018 Equity Incentive Plan to the extent such shares would otherwise return to such plan. Awards granted under the 2017 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2017 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

In February 2016, our Board adopted Corporate Governance Guidelines that set forth key principles to guide the Board in its exercise of responsibilities and serve the interests of the Company and our stockholders. The Corporate Governance Guidelines were reviewed and updated by the Board in February 2018.   Our Corporate Governance Guidelines can be found on the Corporate Governance page under the Investors and Media – Corporate Governance section of our website at www.dynavax.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Dynavax Technologies Corporation, 2100 Powell Street, Suite 900, Emeryville, California 94608.

Stockholder Outreach and Engagement

Our Board of Directors and management team value the views of our stockholders and we proactively engage with our major stockholders on a regular basis throughout the year. In addition, we seek feedback from the governance teams of our largest institutional stockholders each year. We believe our outreach efforts help ensure that our stockholders are aware of our governance initiatives and provide us with valuable feedback in order to enhance our governance practices and disclosure to stockholders.  We contacted the governance teams of our largest institutional stockholders in late 2019 and early 2020. The bulk of the stockholders, while appreciating the outreach, did not feel a need to talk at the time. We spoke with 100% of the stockholders that wanted to provide us with feedback at that time. During these discussions, which included an opportunity for detailed questions, our stockholders did not express concerns about our corporate governance program.

Majority Vote Policy

Our Corporate Governance Guidelines include a provision whereby any nominee for director in an uncontested election would submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board, if such nominee receives a greater number of “Withhold” votes than “For” votes. The Nominating and Corporate Governance Committee would then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market, or Nasdaq listing standards, and our Corporate Governance Guidelines, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Consistent with these considerations, our Board undertook a review of the independence of each director and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Brege, Dr. Hack, Ms. Phillips, and Mr. Ricciardi as well as Drs. Cano, Carson, Kisner and Oronsky.  In making this determination, our Board considered certain relationships and transactions that occurred in the ordinary course of business between the Company and entities which some of our directors are or have been affiliated, including, (i) in August 2019, the purchase by Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, L.P. (together, “Bain Life Sciences”) of our securities in an underwritten public offering in the aggregate amount of approximately $35 million, and the affiliation of Dr. Hack with Bain Life Sciences as a managing director of Bain Capital life Sciences Investors, LLC, the general partner of Bain Life Sciences and (ii) in March 2020, the execution of a registration rights agreement and warrant exchange agreement with Bain Life Sciences, as further described below under “Certain Transactions – Transactions With Related Persons”. The Board determined that such transactions would not impair the particular director’s independence or interfere with the exercise of independent judgment in carrying out director responsibilities. The Board also determined that Dennis Carson, M.D., who served on the Board until his retirement effective January 31, 2020, was independent within the meaning of the Nasdaq listing standards and that he did not have a material or other disqualifying relationship with the Company.

By virtue of his employment with the Company as Chief Executive Officer, Ryan Spencer is not an independent director. Prior to his resignation from the Board in August 2019, our then-Chief Executive Officer, Eddie Gray, was not an independent director.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired on an interim-basis by Dr. Hack. The duties of the chairman include presiding over all meetings of the Board; preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of our Board; calling and presiding over meetings of non-employee directors; and managing the Board’s process for annual evaluation of the Chief Executive Officer. Accordingly, the chairman has substantial ability to shape the work of our Board. Our Board currently believes that separation of the positions of chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.

Our Board also believes there may be advantages to having an independent chairman for matters such as communications and relations between our Board, the Chief Executive Officer and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairman separate from the Chief Executive Officer also allows the chairman to focus on assisting the Chief Executive Officer and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession.

BOARD’S ROLE IN RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. For example, due to the public health concerns regarding the COVID-19 outbreak, our management required that all employees work from home, except for those who had to be in the office in order to complete their job function, and we assessed and made plans for potential supply chain risk and other potential impact on the business globally.  We continue to monitor potential impact of the evolving COVID-19 situation on our business. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including overseeing our healthcare compliance program pertaining to healthcare laws, regulations and industry standards applicable to pharmaceutical companies. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met 11 times during fiscal year 2019. All Board members attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which the member served held during the period of service as a director or committee member.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2019 for each of the Board committees:

Name	Audit		Compensation		Nominating
Andrew A. F. Hack, M.D., Ph.D. (1)	X
Arnold L. Oronsky, Ph.D.	X
Daniel L. Kisner, M.D.			X		X	*
Francis R. Cano, Ph.D.			X		X
Laura Brege(1)	X	*
Natale Ricciardi					X
Peggy V. Phillips	X		X	*
Total Members	4		3		3
Total Meetings	4		11		5

*	Committee Chairperson
(1)
Ms. Brege served as the chairperson of our Audit Committee for the duration of 2019, and upon her resignation from the Board in February 2020, Dr. Hack became Chairperson of the Audit Committee. Dr. Hack joined the Audit Committee in October 2019.

Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee for 2019 was comprised of three directors until the inclusion of Dr. Hack in October 2019: Ms. Brege (Chairperson), Dr. Oronsky and Ms. Phillips. Following Ms. Brege’s resignation from the Board in February 2020, Dr. Hack has become the Chairperson of the Audit Committee. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards), the Board determined that Dr. Hack qualified as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Hack’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance.

Among other things, the charter specifically requires our Audit Committee to:

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;
•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;
•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;
•	investigate, review and report the propriety and ethical implications of any transactions between the Company and any related persons;
•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;
•
establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and evaluate the Company’s accounting principles and systems of internal controls; and
•
review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.

Report of the Audit Committee of the Board of Directors

During 2019, the Audit Committee met on four occasions. During these meetings the Audit Committee met with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, we:

•
discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of the effectiveness of the Company’s internal control over financial reporting;

•
reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as applicable auditing standards require us to discuss; the Audit Committee has discussed with Ernst & Young the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC and recommended to the Board that the financial statements should be included in the Annual Report;

•
reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•	discussed with management and Ernst & Young significant financial reporting matters, including liquidity and capital requirements, and the accounting for significant transactions;
•	appointed and oversaw the work and compensation of Ernst & Young, including the review of engagement agreement terms;
•
reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining written statements and disclosures from Ernst & Young regarding relationships and services with the Company which may impact independence as required by applicable requirements of the PCAOB regarding the accounting firm’s independence; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and whether there were disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Exchange Act have been met; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2019, filed with the SEC. We also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2020. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services is compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Andrew A. F. Hack, M.D., Ph.D. (Chairperson)
Dr. Arnold L. Oronsky, Ph.D.
Ms. Peggy V. Phillips

Compensation Committee

Our Compensation Committee is composed of three directors: Ms. Phillips (Chairperson) and Drs. Kisner and Cano. All members of the Compensation Committee are independent as required by Nasdaq Rule 5605(d) (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards), are “outside directors” for purposes of Section 162(m) of the Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

During 2019, the Compensation Committee held eleven meetings. The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance. Among other things, the charter specifically requires our Compensation Committee to:

•
Annually review and approve the Company’s corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;
•	annually review Director compensation and make recommendation to the Board;
•
administer the Company’s incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans;

•
annually review and approve for the Company’s executive officers as defined in Rule 16a-1(f) of the Exchange Act: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; and iv) employment agreements, severance agreements, change of control agreements/provisions and any other compensatory arrangements, in each case as, when and if appropriate;

•	make regular reports to the Board; and
•
perform such other functions and have such other powers consistent with the Compensation Committee Charter, the Company’s Bylaws and governing laws as the Compensation Committee or the Board may deem appropriate.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. Our Compensation Committee has authorized and delegated authority to our Chief Executive Officer to grant stock options to employees and consultants who are not officers of the Company from pre-approved pools and in accordance with guidelines designated for new hire and annual grants. The purpose of this delegation is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits and values approved by our Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three directors: Drs. Kisner (Chairperson) and Cano, and Mr. Ricciardi. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the Chief Executive Officer candidates for appointment or election to the Board.

In identifying potential director candidates, the Nominating and Corporate Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. While the Nominating and Corporate Governance Committee does not have such a formal policy, it will consider such a recommendation, as reflected by its decision to recommend Mr. Ricciardi to the Board following a stockholder recommendation. Our Board believes that it is appropriate that the Nominating and Corporate Governance Committee does not have such a policy because the Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Corporate Governance Committee also determines whether the nominee is independent based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

The members of the Nominating and Corporate Governance Committee informally discussed committee business a number of times during the year and the Nominating and Corporate Governance Committee held five formal meetings during 2019. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investors.dynavax.com/corporate-governance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2100 Powell Street, Suite 900, Emeryville, California 94608. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at http://investors.dynavax.com/contact-board. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.

CERTAIN TRANSACTIONS

Except as described below, since January 1, 2018, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the sections entitled “Executive Compensation” and “ Director Compensation,” other than with respect to the indemnification agreements described below.

Related Persons Transactions and Indemnification

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Dynavax as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on the Company’s website at http://investors.dynavax.com/corporate-governance.

Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Dynavax of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by our executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Dynavax, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Dynavax and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Transactions With Related Persons

In August 2019, Bain Life Sciences acquired shares of our common stock and Series B convertible preferred stock and warrants to purchase shares of our common stock in an underwritten public offering. Bain Capital Life Sciences Investors, LLC is the general partner of Bain Life Sciences.  Andrew A. F. Hack, M.D., Ph.D., a managing director of Bain Capital Life Sciences Investors, LLC, is a director of Dynavax.

On March 11, 2020, we entered into a registration rights agreement with Bain Life Sciences, pursuant to which we agreed, subject to certain exceptions, to register all of the shares of our common stock and Series B convertible preferred stock, and warrants to purchase shares of our common stock, held by Bain Life Sciences as of the date of the registration rights agreement. We have agreed to provide Bain Life Sciences with customary indemnification in in connection with the registration and sale of Bain Life Sciences’ securities pursuant to the registration rights agreement.

On March 11, 2020, we also entered into a warrant exchange agreement with Bain Life Sciences pursuant to which we agreed that we would, upon future notice from Bain Life Sciences (and subject to certain other conditions), exchange all or a portion of the common stock warrants held by Bain Life Sciences for warrants to purchase a new Series C convertible preferred stock. Such preferred warrants would be exercisable for a number of shares of Series C convertible preferred stock equal to (x) the number of shares of common stock for which the outstanding common warrants then remain exercisable, divided by (y) 1,000. In connection with such exchange, if any, we would be obligated to file a certificate of designation to specify the powers, preferences, rights, qualifications, limitations and restrictions of the Series C convertible preferred stock. The Series C certificate of designation will provide that each share of Series C convertible preferred stock would be convertible into 1,000 shares of common stock, with a conversion price of $4.50, and would be on parity with, and would otherwise have substantially identical rights to, our Series B convertible preferred stock. Our obligations under the warrant exchange agreement also include the execution of a registration rights agreement, upon request of Bain Life Sciences, concurrent with the warrant exchange, if any, pursuant to which we would register the exchange securities in a manner substantially similar to the registration rights agreement described above.

Indemnity Agreements

We have entered into indemnity agreements with some of our officers and directors so that they will be free from undue concern about personal liability in connection with their service to the Company. The indemnity agreements provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were in compliance, other than one report on Form 4 that was filed late by David Johnson, our Vice President and Chief Accounting Officer, covering one transaction which was required to report the receipt of an equity award.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on our website at http://investors.dynavax.com/corporate-governance and upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608, or contact Dynavax’s Corporate Secretary at (510) 848-5100. If we make any substantive amendments to or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. There have been no waivers under the Code of Business Conduct and Ethics as of April 6, 2020.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2020 by: (i) each director and nominee for director; (ii) the NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Holder	Number of Shares (2)	Percent of Shares Beneficially Owned (3)
5% Stockholders
Federated Hermes, Inc. (4)	9,821,800	11.55%
Federated Investors, Inc. (5)	9,326,450	10.97%
Bain Capital Life Sciences Fund, L.P. (6)	7,525,000	8.85%
BlackRock, Inc. (7)	6,181,895	7.27%

NEOs and Directors(1)
Ryan Spencer (8)	109,506	*
Eddie Gray (9)	1,783,046	2.06%
David F. Novack (10)	500,357	*
Michael S. Ostrach (11)	634,452	*
Robert Janssen, M.D. (12)	565,665	*
Robert L. Coffman, Ph.D. (13)	271,501	*
Arnold L. Oronsky, Ph.D. (14)	95,456	*
Laura Brege (15)	42,675	*
Francis R. Cano, Ph.D. (16)	69,717	*
Andrew A. F. Hack, M.D., Ph.D. (17)	7,525,000	8.85%
Daniel L. Kisner, M.D. (18)	59,950	*
Peggy V. Phillips (19)	88,418	*
Natale Ricciardi (20)	42,750	*

All executive officers and directors as a group (13 persons) (21)	11,788,493	13.33%

*	Less than one percent.

(1)	The address of each of the NEOs and directors is c/o Dynavax Technologies Corporation, 2100 Powell Street, Suite 900, Emeryville, California 94608.
(2)
To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after January 31, 2020, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 85,005,658 shares of our common stock outstanding as of January 31, 2020, adjusted as required by the rules of the SEC.

(4)
This information is based solely on Schedule 13G/A filed by Federated Hermes, Inc. on February 14, 2020, with the SEC. Federated Hermes, Inc. beneficially owns 9,821,800 shares and has sole dispositive or sole voting power. The address of the principal business and office of Federated Hermes, Inc. is, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Schedule 13G provides information only as of December 31, 2019 and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2019 and January 31, 2020.

(5)
This information is based solely on Schedule 13G/A filed by Federated Investors, Inc. on September 10, 2019, with the SEC. Federated Investors, Inc. beneficially owns 9,326,450 shares and has sole dispositive and sole voting power. The address of the principal business and office of Federated Investors, Inc. is, Federated Investors Tower, Pittsburgh, PA 15222-3779.  The Schedule 13G provides information only as of August 31, 2019 and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between August 31, 2019 and January 31, 2020.

(6)
This information is based solely on Schedule 13D/A filed by Bain Capital Life Sciences Fund, L.P. on March 12, 2020, with the SEC. Bain Capital Life Sciences Fund L.P. holds 6,826,266 shares of common stock, 3,756 shares of Series B preferred stock and warrants to purchase 2,645,566 shares of common stock. BCIP Life Sciences Associates, LP holds 698,734 shares of common stock, 384 shares of Series B preferred stock and warrants to purchase 270,684 shares of common stock. As a result of the Beneficial Ownership Blocker, beneficial ownership is capped at 9.99% of the outstanding common stock of the issuer. The address of the principal business and office of Bain Capital Life Sciences Fund, L.P. is, 200 Clarendon Street, Boston, MA 02116.  The Schedule 13G provides information only as of March 12, 2020.

(7)
This information is based solely on Schedule 13G/A filed by BlackRock, Inc. on February 5, 2020 with the SEC. BlackRock, Inc. beneficially owns and has sole dispositive power over 6,181,895 shares of common stock, of which 5,996,422 shares are held with sole voting power. The address of the principal business and office of BlackRock, Inc. is, 55 East 52nd Street, New York, NY 10055. The Schedule 13G provides information only as of December 31, 2019 and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2019 and January 31, 2020.

(8)
Consists of 26,555 shares of common stock owned directly by Mr. Spencer, restricted stock awards to be converted into 12,812 shares of common stock within 60 days of January 31, 2020 and options to purchase 70,139 shares of common stock exercisable within 60 days of January 31, 2020.

(9)	Consists of 280,045 shares of common stock owned directly by Mr. Gray and options to purchase 1,503,001 shares of common stock exercisable within 60 days of January 31, 2020.
(10)
Consists of 118,484 shares of common stock owned directly by Mr. Novack, restricted stock awards to be converted into 79,763 shares of common stock within 60 days of January 31, 2020 and options to purchase 302,110 shares of common stock exercisable within 60 days of January 31, 2020.

(11)
Consists of 131,604 shares of common stock owned directly by Mr. Ostrach, restricted stock awards to be converted into 58,304 shares of common stock within 60 days of January 31, 2020 and options to purchase 444,544 shares of common stock exercisable within 60 days of January 31, 2020.

(12)
Consists of 193,430 shares of common stock owned directly by Dr. Janssen,  restricted stock awards to be converted into 55,375 shares of common stock within 60 days of January 31, 2020 and options to purchase 316,860 shares of common stock exercisable within 60 days of January 31, 2020.

(13)	Consists of 30,000 shares of common stock owned directly by Dr. Coffman and options to purchase 241,501 shares of common stock exercisable within 60 days of January 31, 2020.

(14)	Consists of 37,506 shares of common stock owned directly by Dr. Oronsky and options to purchase 57,950 shares of common stock exercisable within 60 days of January 31, 2020.
(15)	Consists of options to purchase 42,675 shares of common stock exercisable within 60 days of January 31, 2020.
(16)	Consists of 16,667 shares of common stock owned directly by Dr. Cano and options to purchase 53,050 shares of common stock exercisable within 60 days of January 31, 2020.
(17)
Bain Capital Life Sciences Fund L.P. (“BCLS”) holds 6,826,266 shares of common stock and BCIP Life Sciences Associates, LP (“BCIPLS” and, together with BCLS, the “Bain Life Sciences Entities”) holds 698,734 shares of common stock.  Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the ultimate general partner of BCLS and governs the investment strategy and decision making process with respect to investments held by BCIPLS.  Dr. Hack is a Managing Director of BCLSI.  By virtue of these relationships, Dr. Hack may be deemed to share voting and dispositive power with respect to shares of common stock held by the Bain Life Sciences Entities.  Dr. Hack disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(18)	Consists of 1,500 shares of common stock owned directly by Dr. Kisner and options to purchase 58,450 shares of common stock exercisable within 60 days of January 31, 2020.
(19)	Consists of 30,468 shares of common stock owned directly by Ms. Phillips and options to purchase 57,950 shares of common stock exercisable within 60 days of January 31, 2020.
(20)	Consists of options to purchase 42,750 shares of common stock exercisable within 60 days of January 31, 2020.
(21)
Total number of shares includes 8,391,259 shares of common stock in aggregate held as of January 31, 2020, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes restricted stock awards to be converted into 206,254 shares of common stock within 60 days of January 31, 2020 and options to purchase 3,190,980 shares of common stock exercisable within 60 days of January 31, 2020.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Dynavax stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Dynavax. Direct your written request to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608, or contact Dynavax’s Corporate Secretary at (510) 848-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Steven N. Gersten Secretary

April , 2020

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is available without charge upon written request to: Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608.

APPENDIX A

CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT OF THE
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION.

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

1. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 278,000,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2020 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this __ day of ________, 2020.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Ryan Spencer, Chief Executive Officer

APPENDIX B

AMENDED 2018 EIP

Dynavax Technologies Corporation
2018 Equity Incentive Plan

Adopted by the Board of Directors: April 8, 2018
Approved by the Stockholders: May 31, 2018
Amended and Restated by the Board of Directors: April 9, 2019
Approved by the Stockholders: May 30, 2019
Amended and Restated by the Board of Directors: April 3, 2020
[Approved by the Stockholders: May 28, 2020]

1.          General.

(a)         Successor to and Continuation of 2011 Plan.  The Plan is intended as the successor to and continuation of the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”).  Following the Effective Date, no additional awards may be granted under the 2011 Plan or the Dynavax Technologies Corporation 2017 Inducement Award Plan (the “2017 Inducement Plan”) (each of the 2011 Plan and 2017 Inducement Plan, a “Prior Plan”).  Any unallocated shares remaining available for grant under the 2011 Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “2011 Plan’s Available Reserve”) will cease to be available under the 2011 Plan at such time and will be added to the Share Reserve (as defined in Section 3(a)(i)) and be then immediately available for grant and issuance pursuant to Awards granted under this Plan.  From and after 12:01 a.m. Pacific Time on the Effective Date, except as provided in Sections 9(c), 9(d) and 9(e), all outstanding stock awards granted under either of the Prior Plans (each, a “Prior Plan Award”) will remain subject to the terms of the applicable Prior Plan; provided, however, that the following shares of Common Stock subject to any outstanding Prior Plan Award (collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as defined in Section 3(a)(i)) as and when such shares become Prior Plans’ Returning Shares and will become available for grant and issuance pursuant to Awards granted under this Plan: (i) any shares subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.  All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be subject to the terms of this Plan.

(b)         Eligible Award Recipients.  Subject to Section 4, Employees and Directors are eligible to receive Awards.

(c)         Available Awards.  The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; and (vii) Other Stock Awards.

(d)        Purpose.  The Plan, through the granting of Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which such persons may benefit from increases in value of the Common Stock.

2.          Administration.

(a)         Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)         Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award.

(ii)          To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)          To settle all controversies regarding the Plan and Awards granted under it.

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(iv)          To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued in settlement thereof).

(v)          To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi)         To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law.  However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan.  Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii)         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii)        To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code or (D) to comply with other applicable laws or listing requirements.

(ix)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)          To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees or Directors who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)          Delegation to Committee.

(i)            General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)           Rule 16b-3 Compliance.  The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

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(d)         Delegation to an Officer.  The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself.  Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value of the Common Stock pursuant to Section 13(w)(iii).

(e)          Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)          Cancellation and Re-Grant of Awards.  Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

(g)         Minimum Vesting Requirements.  No Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be issued pursuant to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

(h)         Dividends and Dividend Equivalents.  Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.          Shares Subject to the Plan.

(a)          Share Reserve.

(i)            Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed (A) 15,040,250 shares (which number is the sum of (i) the number of shares (140,250) subject to the 2011 Plan’s Available Reserve, (ii) an additional 5,000,000 shares that were approved at the Company’s 2018 Annual Meeting of Stockholders, (iii) an additional 2,300,000 shares that were approved at the Company’s 2019 Annual Meeting of Stockholders, and (iv) an additional 7,600,000 shares that were approved at the Company’s 2020 Annual Meeting of Stockholders), plus (B) the Prior Plans’ Returning Shares, if any, which become available for issuance under this Plan from time to time (such aggregate number of shares described in (A) and (B), the “Share Reserve”).

(ii)           Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; (B) 1.28 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan prior to May 30, 2019; and (C) 1.40 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after May 30, 2019.

(iii)        Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Prior Plans’ Returning Share or 2018 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award; (B) 1.28 shares for each Prior Plans’ Returning Share or 2018 Plan Returning Share subject to a Full Value Award that returns to the Plan prior to May 30, 2019; and (C) 1.40 shares for each Prior Plans’ Returning Share or 2018 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after May 30, 2019.

(iv)          For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a).  Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

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(b)         Reversion of Shares to the Share Reserve.

(i)            Shares Available for Subsequent Issuance.  The following shares of Common Stock (collectively, the “2018 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii)          Shares Not Available for Subsequent Issuance.  The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award or a Prior Plan Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award or a Prior Plan Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under either of the Prior Plans is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(c)          Incentive Stock Option Limit.  Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 17,600,000 shares.

(d)         Non-Employee Director Compensation Limit.  The aggregate value of all cash and equity-based compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including Awards and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.

(e)          Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.          Eligibility.

(a)          Eligibility for Specific Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Awards other than Incentive Stock Options may be granted to Employees and Directors; provided, however, that Awards may not be granted to Employees and Directors who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b)         Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.

5.           Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.  The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)          Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of seven years from the date of its grant or such shorter period specified in the Award Agreement.

(b)        Exercise or Strike Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

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(c)         Payment of Exercise Price for Options.  The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement.  The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.

(i)            By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii)          Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)          By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)          If an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)            In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)        Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)          Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply.  Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.

(i)           Restrictions on Transfer.  An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws.  Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)         Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)         Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

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(f)          Vesting.  The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to Section 2(g) and any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)         Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.

(h)        Extension of Termination Date.  Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)          Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.

(j)          Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time period, the Option or SAR (as applicable) will terminate.

(k)        Termination for Cause.  Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

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(l)          Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date).  Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

6.          Provisions of Awards Other than Options and SARs.

(a)         Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)           Vesting.  Subject to Section 2(g), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv)         Transferability.  Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.  Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

(b)          Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)           Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)           Vesting.  Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)         Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)         Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

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(v)           Termination of Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c)          Performance Stock Awards.

(i)            General.  A Performance Stock Award is an Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals.  A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service.  Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)          Board Discretion.  With respect to any Performance Stock Award, the Board retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)        Other Stock Awards.  Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date of grant) may be granted either alone or in addition to Awards granted under Section 5 and this Section 6.  Subject to the provisions of the Plan (including, but not limited to, Sections 2(g) and 2(h)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.          Covenants of the Company.

(a)          Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)         Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.  A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)         No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.          Miscellaneous.

(a)         Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.

(b)         Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

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(c)         Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)         No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)          Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)          Incentive Stock Option Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)         Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)         Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)         Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)          Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

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(k)         Section 409A.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.

(l)         Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.          Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)         Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards.  The Board will make such adjustments and its determination will be final, binding and conclusive.

(b)        Dissolution or Liquidation.  Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service.

(c)         Transactions.  In the event of a Transaction, the provisions of this Section 9(c) will apply to each outstanding Award and Prior Plan Award, in each case unless otherwise provided in the instrument evidencing the Award or Prior Plan Award (as applicable), in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.

(i)            Awards May Be Assumed.  In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards and/or Prior Plan Awards or may substitute similar stock awards for any or all outstanding Awards and/or Prior Plan Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards and/or Prior Plan Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company).  For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award or Prior Plan Award, to substitute a similar stock award for only a portion of an outstanding Award or Prior Plan Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards and/or Prior Plan Awards held by some, but not all, Participants.  The terms of any such assumption, continuation or substitution will be set by the Board.

(ii)           Awards Held by Current Participants.  In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards and/or Prior Plan Awards, or substitute similar stock awards for outstanding Awards and/or Prior Plan Awards, then with respect to any such Awards and/or Prior Plan Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards and Prior Plan Awards will be accelerated in full (and with respect to Performance Stock Awards, vesting will be deemed to be satisfied at the target level of performance) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards and Prior Plan Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards and Prior Plan Awards will lapse (contingent upon the closing or completion of the Transaction).

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(iii)         Awards Held by Participants other than Current Participants.  In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards and/or Prior Plan Awards, or substitute similar stock awards for outstanding Awards and/or Prior Plan Awards, then with respect to any such Awards and/or Prior Plan Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards and Prior Plan Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards and Prior Plan Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

(iv)          Payment for Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event any outstanding Award or Prior Plan Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Award or Prior Plan Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award or Prior Plan Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by the Participant in connection with such exercise.  For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price.  Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

(d)        Change in Control.  Unless provided otherwise in the Award Agreement for an Award or award agreement for a Prior Plan Award (as applicable), in any other written agreement or plan between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, an Award or Prior Plan Award will not be subject to additional acceleration of vesting and exercisability upon or after a Change in Control.

(e)          Prior Plan Awards. For clarity, with respect to any Prior Plan Award, the terms set forth in Sections 9(c) and 9(d) will supersede any terms set forth in the applicable Prior Plan regarding the treatment of such Prior Plan Award in the event of a Corporate Transaction (as defined in the applicable Prior Plan) or Change in Control (as defined in the applicable Prior Plan).

(f)          Parachute Payments.  Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount.  The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to the Participant.  Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are.  In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant.  The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder.  The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.  The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company.  Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.

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10.	Termination or Suspension of the Plan.

(a)         Termination or Suspension.  The Board may suspend or terminate the Plan at any time.  No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)        No Impairment of Rights.  Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	Effective Date of Plan.

This Plan will become effective on the Effective Date.

12.	Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)          “Adoption Date” means April 8, 2018, which is the date the Plan was adopted by the Board.

(b)        “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)         “Appreciation Award” means (i) a stock option or stock appreciation right granted under any of the Prior Plans or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(d)         “Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(e)         “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(f)          “Board” means the Board of Directors of the Company.

(g)        “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)         “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of one or more of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties.  The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.

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(i)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)          there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)          there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)          over a period of 12 months or less, individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards and/or Prior Plan Awards (as applicable) subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards and/or Prior Plan Awards (as applicable) subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(j)          “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

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(k)         “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)           “Common Stock” means the common stock of the Company.

(m)        “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(n)        “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)          “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)          the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(p)         “Director” means a member of the Board.

(q)        “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)          “Effective Date” means the effective date of this Plan, which is the date of the Annual Meeting of Stockholders of the Company held in 2018, provided that this Plan is approved by the Company’s stockholders at such meeting.

(s)          “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)          “Entity” means a corporation, partnership, limited liability company or other entity.

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(u)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)         “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent 50% of the combined voting power of the Company’s then outstanding securities.

(w)         “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)          Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

(iii)          In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)          “Full Value Award” means (i) a stock award granted under any of the Prior Plans or (ii) an Award, in each case that is not an Appreciation Award.

(y)         “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)         “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa)       “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(bb)      “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc)        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd)       “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)        “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)        “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)      “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

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(hh)        “Participant” means (i) with respect to any Award, a person to whom such Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award, and (ii) with respect to any Prior Plan Award, a person to whom such Prior Plan Award is granted pursuant to any Prior Plan or, if applicable, such other person who holds an outstanding Prior Plan Award.

(ii)         “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial, regulatory, intellectual property, compliance or research objectives; and (xxxvii) any other measures of performance selected by the Board.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.

(jj)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under the Company’s Annual Incentive Program; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Board.

(kk)      “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll)         “Performance Stock Award” means an Award granted under the terms and conditions of Section 6(c).

(mm)      “Plan” means this Dynavax Technologies Corporation 2018 Equity Incentive Plan.

(nn)       “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo)       “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(pp)        “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

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(qq)        “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(rr)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss)         “Rule 405” means Rule 405 promulgated under the Securities Act.

(tt)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(uu)       “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(vv)       “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(ww)      “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(xx)        “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(yy)        “Transaction” means a Corporate Transaction or a Change in Control.

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Preliminary Copy -- Subject to Completion

DYNAVAX TECHNOLOGIES CORPORATION
ATTN: STEVEN N. GERSTEN
2100 POWELL STREET, SUITE 900
EMERYVILLE, CA 94608

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D08784-P35785

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNAVAX TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR the listed nominees:

	For All	Withhold All	For All Except
1. To elect our nominees for Class II directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel L. Kisner, M.D.
02) Natale Ricciardi
03) Ryan Spencer

The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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